Exhibit 4.5

EXECUTION COPY

THOMPSON CREEK METALS COMPANY INC.,

as Issuer

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Purchase Contract Agent,

as Attorney-in-Fact for the Holders from time to time as provided herein

and

as U.S. Trustee under the Indenture referred to herein

and

VALIANT TRUST COMPANY

as Canadian Trustee under the Indenture referred to herein

PURCHASE CONTRACT AGREEMENT

Dated as of May 11, 2012

i

Exhibit B: Form of Purchase Contract	B-1

PURCHASE CONTRACT AGREEMENT, dated as of May 11, 2012, among THOMPSON CREEK METALS COMPANY INC., a corporation governed by the Business Corporations Act (British Columbia) (the “Company”), WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as purchase contract agent and attorney-in-fact for the Holders of Purchase Contracts (as defined herein) from time to time (the “Purchase Contract Agent”), and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association, acting as U.S. Trustee under the Indenture (as defined herein) and VALIANT TRUST COMPANY, acting as Canadian Trustee under the Indenture (as defined herein)).

RECITALS

The Company has duly authorized the execution and delivery of this Agreement and the tMEDS and Purchase Contracts issuable hereunder.

All things necessary to make the tMEDS and Purchase Contracts, when such are executed by the Company and authenticated by the Purchase Contract Agent and the U.S. Trustee and executed on behalf of the Holders by the Purchase Contract Agent and delivered, as provided in this Agreement, the valid obligations of the Company and to constitute this Agreement a valid agreement of the Company, in accordance with its terms, have been done. For and in consideration of the premises and the purchase of the tMEDS (including the constituent parts thereof) by the Holders thereof, it is mutually agreed as follows:

ARTICLE 1

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATIONS

Section 1.01.                             Definitions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular, and nouns and pronouns of the masculine gender include the feminine and neuter genders;

(b)                                 all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States;

(c)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit or other subdivision;

(d)                                 references herein to Articles, Sections and Exhibits refer to Articles, Sections and Exhibits of this Agreement, unless the context otherwise requires; and

(e)                                  the following terms have the meanings given to them in this Section 1.01(e):

“Acceleration Date” means the day on which a Termination Event occurs.

“Act” has the meaning, with respect to any Holder, set forth in Section 1.04(a).

“Affiliate” means, when used with reference to any specified Person, any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more agreements supplemental hereto entered into pursuant to the applicable provisions hereof.

“Applicable Market Value” means (i) with respect to Common Stock, the average of the Daily VWAPs of the Common Stock for the 20 consecutive Trading Days ending on, and including, the third Trading Day immediately preceding the Mandatory Settlement Date, and (ii) with respect to any Exchange Property, has the meaning set forth in Section 5.02(a)(ii).

“Applicants” has the meaning set forth in Section 7.12(b).

“Bankruptcy Law” means Title 11, U.S. Code, or any other applicable insolvency, bankruptcy, corporate arrangement or restructuring or similar law of any jurisdiction including any law of any jurisdiction permitting a debtor to obtain a stay or compromise of the claims of its creditors.

“Beneficial Owner” means, with respect to a Book-Entry Interest, a Person who is the beneficial owner of such Book-Entry Interest as reflected on the books of the Depositary or on the books of a Person maintaining an account with the Depositary (directly as a Depositary Participant or as an indirect participant, in each case in accordance with the rules of the Depositary).

“Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.

“Board Resolution” means one or more resolutions of the Board of Directors, a copy of which has been certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted or consented to by the Board of Directors and to be in full force and effect on the date of such certification and delivered to the Purchase Contract Agent and the U.S. Trustee.

“Book-Entry Interest” means a beneficial interest in a Global Security, registered in the name of a Depositary or a nominee thereof, ownership and transfers of which shall be maintained and made through book entries by such Depositary as described in Section 3.06.

“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in New York, New York or the place of payment are authorized or required by law to close.

“Canadian Trustee” means Valiant Trust Company, as Canadian trustee under the Indenture, or any successor thereto.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, but excluding any debt securities convertible into such equity.

“Clause A Distribution” has the meaning set forth in Section 5.01(a)(iii)(D).

“Clause B Distribution” has the meaning set forth in Section 5.01(a)(iii)(D).

“Clause C Distribution” has the meaning set forth in Section 5.01(a)(iii)(D).

“Clearing Agency” means an organization registered as a “clearing agency” pursuant to Section 17A of the Exchange Act.

“close of business” means 5:00 p.m., New York City time.

“Closing Price” of the Common Stock (or other security for which a Closing Price must be determined) means, on any date of determination:

(i)                                     the reported closing sale price (or, if no closing sale price is reported, the last reported sale price) of the Common Stock (or other such security) on the New York Stock Exchange on such date;

(ii)                                  if the Common Stock (or other such security) is not listed for trading on the New York Stock Exchange on any such date, as reported in the composite transactions for the principal United States national or regional securities exchange on which the Common Stock (or other such security) is so listed;

(iii)                               if the Common Stock (or other such security) is not so reported, the last quoted bid price for the Common Stock (or other such security) in the over-the-counter market as reported by the OTC Markets Group Inc. or a similar organization; or

(iv)                              if such bid price is not available, the average of the mid-point of the last bid and ask prices of the Common Stock (or other such security) on such date from at least three nationally recognized independent investment banking firms retained by the Company for this purpose.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the common stock, no par value, of the Company as it existed on the date of this Agreement, subject to Section 5.02.

“Company” means the Person named as the “Company” in the first paragraph of this Agreement until a successor shall have become such pursuant to Section 9 of this Agreement, and thereafter “Company” shall mean such successor.

“Company Order” means a written order or request of the Company, which is signed in the name of the Company by the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer or the Secretary of the Company, and delivered to the Purchase Contract Agent and, as applicable, the U.S. Trustee.

“Component Note” means a Note, in global form and attached to a Global tMEDS, that (a) shall evidence the number of Notes specified therein that are components of the tMEDS evidenced by such Global tMEDS, (b) shall be registered on the security register for the Notes in the name of the Purchase Contract Agent, as attorney-in-fact for holder(s) of the tMEDS of which such Notes form a part, and (c) shall be held by the Purchase Contract Agent as attorney-in-fact for such holder(s), together with such Global tMEDS, as custodian of such Global tMEDS for the Depositary.

“Component Purchase Contract” means a Purchase Contract, in global form and attached to a Global tMEDS, that (a) shall evidence the number of Purchase Contracts specified therein that are components of the tMEDS evidenced by such Global tMEDS, (b) shall be registered on the Security Register in the name of the Purchase Contract Agent, as attorney-in-fact for holder(s) of the tMEDS of which such Purchase Contract forms a part, and (c) shall be held by the Purchase Contract Agent, as attorney-in-fact for holder(s), together with such Global tMEDS, as custodian of such Global tMEDS for the Depositary.

“Corporate Trust Office” means the office of the Purchase Contract Agent, at any particular time, where its corporate trust business, which shall be at the address of the Purchase Contract Agent specified in Section 1.05 or such other address as to which the Purchase Contract Agent may give notice to the Company.

 “Daily VWAP” of the Common Stock means, on any date of determination, the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on the Bloomberg page “TC US <equity> AQR” (or its equivalent successor, as determined by the Company in good faith, if such page is not available) in respect of the period from the scheduled open of trading on the relevant Trading Day until the scheduled close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable for such Trading Day, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by the Company).

“default” means any failure to comply with terms of this Agreement or any covenant contained herein.

“Definitive Equity-Linked Security” means an Equity-Linked Security in definitive form.

“Definitive Security” means any Security in definitive form.

“Depositary” means a Clearing Agency that is acting as a depositary for the Equity-Linked Securities and in whose name, or in the name of a nominee of that organization, shall be registered one or more Global Securities and which shall undertake to effect book-entry transfers of the Equity-Linked Securities as contemplated by Section 3.06, Section 3.07, Section 3.08 and Section 3.09.

“Depositary Participant” means a broker, dealer, bank, other financial institution or other Person for whom from time to time the Depositary effects book-entry transfers of securities deposited with the Depositary.

“Determination Date” means each of (a) the last Trading Day of the 20 Trading Day period during which the Applicable Market Value is determined, (b) any Early Settlement Date, (c) any Fundamental Change Early Settlement Date, and (d) the day immediately preceding any Acceleration Date.

“DTC” means The Depository Trust Company.

“DWAC System” has the meaning set forth in Section 2.03(a).

“Early Settlement” has the meaning set forth in Section 4.04(a).

“Early Settlement Date” has the meaning set forth in Section 4.04(c).

“Early Settlement Notice” has the meaning set forth in Section 4.04(b)(i).

“Early Settlement Rate” for each Purchase Contract means (i) prior to the close of business on November 10, 2012, 4.3562, and (ii) commencing on November 11, 2012, the Minimum Settlement Rate;

subject in either case to adjustment as described in Section 5.01.  For the avoidance of doubt, the preceding sentence shall have no effect on the Fundamental Change Early Settlement Rate.

“Effective Date” has the meaning set forth in Section 4.05(d).

“Equity-Linked Security” means a tMEDS or a Purchase Contract, as applicable.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any statute successor thereto, in each case as amended from time to time, together with the rules and regulations promulgated thereunder.

“Exchange Property” has the meaning set forth in Section 5.02(a)(i).

“Ex-Date” means the first date on which shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from the Company or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction, as such price is determined in good faith by the Board of Directors, as evidenced by a resolution of the Board of Directors.

 “Fixed Settlement Rate” has the meaning set forth in Section 4.01(c).

“Fundamental Change” shall be deemed to occur if any of the following occurs:

(i)                                     a “person” or “group” within the meaning of Section 13(d) of the Exchange Act files a Schedule TO or any schedule, form or report under the Exchange Act disclosing that such person or group has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of Common Stock representing more than 50% of the voting power of the Common Stock;

(ii)                                  consummation of any consolidation, merger, amalgamation, winding up into, conversion, share exchange, recapitalization or other reorganization event of the Company, or any sale, assignment, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, in one or more related transactions, to, any Person other than one of the Company’s Subsidiaries, in each case pursuant to which the Common Stock will be converted into or exchanged for cash, securities or other property; or

(iii)                               the Common Stock (or other common stock receivable upon settlement of the Purchase Contracts, if applicable) is neither listed for trading on a United States national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States;

provided, however, that a Fundamental Change shall not be deemed to have occurred if 90% or more of the consideration received by holders of the Common Stock, excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights, in the transaction or transactions consists of shares of common stock that are traded on a U.S. national securities exchange or that will be so traded when issued or exchanged in connection with such transaction or transactions.

“Fundamental Change Early Settlement Date” has the meaning set forth in Section 4.05(b).

“Fundamental Change Early Settlement Period” has the meaning set forth in Section 4.05(a).

“Fundamental Change Early Settlement Rate” has the meaning set forth in Section 4.05(d).

 “Fundamental Change Early Settlement Right” has the meaning set forth in Section 4.05(a).

“Global Note” means a Note, as defined in the Indenture, in global form that (a) shall evidence the number of Separate Notes specified therein, (b) shall be registered on the security register for the Notes in the name of the Depositary or its nominee, and (c) shall be held by the U.S. Trustee as custodian for the Depositary.

“Global Purchase Contract” means a Purchase Contract in global form that (i) shall evidence the number of Separate Purchase Contracts specified therein, (ii) shall be registered on the Security Register in the name of the Depositary or its nominee and (iii) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Global Security” means a Global tMEDS, a Global Purchase Contract or a Global Note, as applicable.

“Global tMEDS” means a tMEDS in global form that (i) shall evidence the number of tMEDS specified therein, (ii) shall be registered on the Security Register in the name of the Depositary or its nominee, (iii) shall include, as attachments thereto, a Component Purchase Contract and a Component Note, evidencing, respectively, a number of Purchase Contracts and a number of Notes, in each case, equal to the number of tMEDS evidenced by such tMEDS in global form and (iv) shall be held by the Purchase Contract Agent as custodian for the Depositary.

“Holder” means, with respect to a tMEDS or Purchase Contract, the Person in whose name the tMEDS or Purchase Contract, as the case may be, is registered in the Security Register; provided, however, that in determining whether the Holders of the requisite number of tMEDS or Purchase Contracts, as the case may be, have voted on any matter, then for the purpose of such determination only (and not for any other purpose hereunder), if the tMEDS or Purchase Contracts, as the case may be, remain in the form of one or more Global Securities and if the Depositary that is the registered holder of such Global Security has sent an omnibus proxy assigning voting rights to the Depositary Participants to whose accounts the tMEDS or Purchase Contracts, as the case may be, are credited on the related record date, the term “Holder” shall mean such Depositary Participant acting at the direction of the Beneficial Owners.

“Indenture” means the Indenture dated as of May 11, 2012, between the Company and Wells Fargo Bank, National Association, as Trustee (including any provisions of the TIA that are deemed incorporated therein), as supplemented by the Supplemental Indenture.

“Issue Date” means May 11, 2012.

“Judgment Party” has the meaning set forth in Section 1.14.

“Judgment Currency” has the meaning set forth in Section 1.14.

“Mandatory Settlement Date” means May 15, 2015, subject to acceleration pursuant to Section 4.06.

“Market Disruption Event” means:

(i)                                     a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock (or such other security for which a Daily VWAP or Closing Price must be determined) is listed or admitted for trading to open for trading during its regular trading session; or

(ii)                                  the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock (or such other security) for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock (or such other security)  or in any options, contracts or future contracts relating to the Common Stock (or such other security).

“Maximum Settlement Rate” has the meaning set forth in Section 4.01(b)(iii), subject to adjustment pursuant to the terms of Article 5.

“Minimum Settlement Rate” has the meaning set forth in Section 4.01(b)(i), subject to adjustment pursuant to the terms of Article 5.

“Minimum Stock Price” has the meaning set forth in Section 4.05(f)(iii).

“Notes” means the series of notes designated as the 11.68% Senior Amortizing Notes due May 15, 2015 to be issued by the Company under the Indenture, and “Note” means each note of such series having an initial principal amount of $4.075312.

“NYSE” means the New York Stock Exchange.

“Officer” means the Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, any Vice President (regardless of any vice presidential designation), the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company.

“Officers’ Certificate” means a certificate signed by two Officers and delivered to the Purchase Contract Agent and, as applicable, the U.S. Trustee.

“open of business” means 9:00 a.m., New York City time.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Purchase Contract Agent and the U.S. Trustee.  The counsel may be an employee of or counsel to the Company or the U.S. Trustee.

“Outstanding Purchase Contracts” means, as of the date of determination, all Purchase Contracts theretofore authenticated, executed and delivered under this Agreement (including, for the avoidance of doubt, Purchase Contracts held as a component of tMEDS and Separate Purchase Contracts), except:

(i)                                     Purchase Contracts theretofore cancelled by the Security Registrar or received by the Security Registrar for cancellation or deemed cancelled pursuant to the provisions of this Agreement; and

(ii)                                  Purchase Contracts in exchange for or in lieu of which other Purchase Contracts have been authenticated, executed on behalf of the Holder and delivered pursuant to this Agreement, other than any such Purchase Contract in respect of which there shall have been presented to the Purchase Contract Agent proof satisfactory to it that such Purchase Contract is held by a protected purchaser in whose hands the Purchase Contracts are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite number of the Purchase Contracts have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Purchase Contracts owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding Purchase Contracts, except that, in determining whether the Purchase Contract Agent shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Purchase Contracts that a Responsible Officer of the Purchase Contract Agent actually knows to be so owned shall be so disregarded.

“Participant” has the meaning set forth in Section 2.03(a).

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus Supplement” means the Preliminary Prospectus Supplement dated May 7, 2012, related to the tMEDS, as supplemented by the pricing term sheet dated May 7, 2012 related to the tMEDS.

“Purchase Contract” means the prepaid stock purchase contract obligating the Company to deliver shares of Common Stock on the terms and subject to the conditions set forth herein.

“Purchase Contract Agent” means the Person named as the “Purchase Contract Agent” in the first paragraph of this Agreement until a successor Purchase Contract Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter, in each instance, “Purchase Contract Agent” shall mean such Person.

“Purchase Contract Settlement Fund” has the meaning set forth in Section 4.03(a).

“Purchased Shares” has the meaning set forth in Section 5.01(a)(v).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock (or other applicable security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“record date expiration date” has the meaning set forth in Section 1.04(e).

“Reference Price” means $4.64, subject to adjustment pursuant to Section 5.01(j).

“Reorganization Event” has the meaning set forth in Section 5.02(a).

“Responsible Officer” means, with respect to the Purchase Contract Agent, any officer of the Purchase Contract Agent  who shall have direct responsibility for the administration of this Agreement.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day. If the Common Stock is not listed or admitted for trading, “Scheduled Trading Day” means a “Business Day.”

“Securities Act” means the Securities Act of 1933, as amended, and any statute successor thereto, in each case as amended from time to time, and the rules and regulations promulgated thereunder.

“Security” means a tMEDS, a Purchase Contract or a Note, as applicable.

“Security Register” has the meaning set forth in Section 3.05.

 “Security Registrar” has the meaning set forth in Section 3.05.

“Separate Note” has the meaning set forth in Section 2.03(a).

“Separate Purchase Contract” has the meaning set forth in Section 2.03(a).

“Settlement Rate” has the meaning set forth in Section 4.01(b).

“Spin-Off” means the Company makes a dividend or other distribution to all or substantially all holders of Common Stock consisting of Capital Stock of, or similar equity interests in, or relating to, a Subsidiary or other business unit of the Company that, are, or when issued, will be listed or quoted on a U.S. national securities exchange.

“Stated Amount” means $25.

“Stock Price” has the meaning set forth in Section 4.05(d).

“Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)                                  such Person,

(2)                                  such Person and one or more Subsidiaries of such Person, or

(3)                                  one or more Subsidiaries of such Person.

“Successor Company” has the meaning set forth in Section 9.01(i).

“Supplemental Indenture” means the Third Supplemental Indenture, dated as of May 11, 2012, among the Company and the U.S. Trustee and the Canadian Trustee, pursuant to which the Notes will be issued.

“Tender Offer Expiration Date” has the meaning set forth in Section 5.01(a)(v).

“Tender Offer Expiration Time” has the meaning set forth in Section 5.01(a)(v).

“Termination Event” means the occurrence of any of the following events:

(i)                                     a decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under Bankruptcy Law and if such decree or order shall have been entered more than 60 days prior to the Mandatory Settlement Date such decree or order shall have continued undischarged and unstayed for a period of 60 days;

(ii)                                  a decree or order by a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of the Company or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered and if such decree or order shall have been entered more than 60 days prior to the Mandatory Settlement Date such decree or order shall have continued undischarged and unstayed for a period of 60 days; or

(iii)                               the Company shall institute proceedings (or file a notice of its intent to institute proceedings) to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or notice of intent or answer or consent seeking reorganization under Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee (or other similar official) in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

For the avoidance of doubt, a “Termination Event” shall not include any event described in clauses (i) through (iii) above with respect to any Subsidiary of the Company.

 “Threshold Appreciation Price” means $5.45, subject to adjustment pursuant to Section 5.01(j).

“TIA” means the Trust Indenture Act of 1939, as amended from time to time.

“tMEDS” means the collective rights of a Holder of a unit consisting of one Purchase Contract and one Note prior to separation pursuant Section 2.03 or subsequent to recreation pursuant to Section 2.04.

“Trading Day” means a day on which:

(i)                                     there is no Market Disruption Event; and

(ii)                                  trading in the Common Stock (or other security for which a Daily VWAP must be determined) generally occurs on the New York Stock Exchange or, if the Common Stock (or other such security) is not then listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which the Common Stock (or other such security) is then listed or, if the Common Stock (or other such security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or other such security) is then listed or admitted for trading.

If the Common Stock (or other such security) is not listed or admitted for trading as described in clause (ii) of the immediately preceding sentence, “Trading Day” means a “Business Day.”

“Trigger Event” has the meaning set forth in Section 5.01(a)(iii)(C)(1).

“Trustees” means the U.S. Trustee and Canadian Trustee together.

“Underwriters” has the meaning set forth in the Underwriting Agreement.

“Underwriting Agreement” means the Underwriting Agreement, dated as of May 7, 2012, between the Company and the Underwriters named therein, relating to the tMEDS.

“unit of Exchange Property” has the meaning set forth in Section 5.02(a)(i).

“U.S. Trustee” means Wells Fargo Bank, National Association, as trustee under the Indenture, or any successor thereto.

“Vice President” means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president.”

Section 1.02.                             Compliance Certificates and Opinions. Except as otherwise expressly provided by this Agreement, upon any application or request by the Company to the Purchase Contract Agent and, as applicable, the U.S. Trustee to take any action in accordance with any provision of this Agreement, the Company shall furnish to the Purchase Contract Agent and, as applicable, the U.S. Trustee, an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Agreement relating to the proposed action have been complied with and an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Agreement relating to such particular application or request, no additional certificate or opinion need be furnished unless so specified in such provision.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Agreement shall include:

(i)                                     a statement that each individual signing such Officers’ Certificate or Opinion of Counsel has read such covenant or condition and the definitions herein relating thereto;

(ii)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(iii)                               a statement that, in the opinion of each such individual, he or she has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(iv)                              a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.03.                             Form of Documents Delivered to Purchase Contract Agent. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents. Any Officers’ Certificate may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her Officers’ Certificate or Opinion of Counsel is based are erroneous. Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Agreement, they may, but need not, be consolidated and form one instrument.

Section 1.04.                             Acts of Holders; Record Dates.  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Purchase Contract Agent and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and (subject to Section 7.01) conclusive in favor of the Purchase Contract Agent and the Company, if made in the manner provided in this Section.

(b)                                 The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Purchase Contract Agent deems sufficient.

(c)                                  The ownership of Purchase Contracts shall be proved by the Security Registrar upon review of the Security Register.

(d)                                 Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Purchase Contract shall bind every future Holder of the same Purchase Contract and the Holder of such Purchase Contract issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Purchase Contract Agent or the Company in reliance thereon, whether or not notation of such action is made upon such Purchase Contract.

(e)                                  The Company may set any date as a record date for the purpose of determining the Holders of Outstanding Purchase Contracts entitled to give, make or take any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Agreement to be given, made or taken by Holders of Purchase Contracts. If any record date is set pursuant to this paragraph, the Holders of the Outstanding Purchase Contracts on such record date, and no other Holders, shall be entitled to take the relevant action with respect to the Purchase Contracts, whether or not such Holders remain Holders after such record date; provided that no such action shall be effective hereunder unless taken prior to or on the applicable expiration date by Holders of the requisite number of Outstanding Purchase Contracts on such record date. Nothing contained in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be cancelled and be of no effect), and nothing contained in this paragraph shall be construed to render ineffective any action taken by Holders of the requisite number of Outstanding Purchase Contracts on the date such action is taken. Promptly after any record date is set pursuant to this paragraph, the Company, at its own expense, shall cause notice of such record date, the proposed action by Holders and the applicable expiration date to be given to the Purchase Contract Agent in writing and to each Holder of Purchase Contracts in the manner set forth in Section 1.06.

With respect to any record date set pursuant to this Section, the Company may designate any date as the “record date expiration date” and from time to time may change the record date expiration date to any earlier or later day; provided that no such change shall be effective unless notice of the proposed new record date expiration date is given to the Purchase Contract Agent in writing, and to each Holder of Purchase Contracts in the manner set forth in Section 1.06, prior to or on the existing record date expiration date. If a record date expiration date is not designated with respect to any record date set pursuant to this Section, the Company shall be deemed to have initially designated the 180th day after such record date as the record date expiration date with respect thereto, subject to its right to change the record date expiration date as provided in this paragraph. Notwithstanding the foregoing, no record date expiration date shall be later than the 180th day after the applicable record date.

Section 1.05.                             Notices. Any notice or communication is duly given if in writing and delivered in Person or mailed by first-class mail (registered or certified, return receipt requested), email, telecopier or facsimile (with receipt confirmed) or overnight courier guaranteeing next day delivery, to the others’ address; provided that notice shall be deemed given to the Purchase Contract Agent only upon receipt thereof:

If to the Purchase Contract Agent:

Wells Fargo Bank, National Association

Corporate Trust Services, MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Facsimile: 612-667-9825

Attention Thompson Creek Metals Account Manager

If to the U.S. Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services, MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Facsimile: 612-667-9825

Attention Thompson Creek Metals Account Manager

If to the Canadian Trustee:

Valiant Trust Company

#310, 606 4th Street S.W.

Calgary, Alberta, Canada   T2P 1T1

Attention: Senior Manager, Corporate Trust

Fax:  (403) 233-2857

If to the Company:

Thompson Creek Metals Company Inc.

26 West Dry Creek Circle, Suite 810

Littleton, CO 80120

Facsimile: 303-762-3511

Attention: Wendy Cassity, Esq.

with a courtesy copy, which shall not constitute notice for purposes of the notice requirements hereunder, to:

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention: Andrew Fabens, Esq.

Any notice or communication sent to a Holder shall be sent to the Holder at the Holder’s address as it appears on the registration books of the Security Registrar.

If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

Failure to send, or defects in, a notice or communication to a Holder shall not affect its sufficiency with respect to other Holders.

The Purchase Contract Agent shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Purchase Contract Agent to be authorized to give instructions and directions on behalf of the Company. The Purchase Contract Agent shall have no duty or obligation to verify or confirm that the Person who sent such instructions or directions is, in fact, a Person authorized to give instructions or directions on behalf of the Company; and the Purchase Contract Agent shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Company as a result of such reliance upon or compliance with such instructions or directions. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Purchase Contract Agent, including without limitation the risk of the Purchase Contract Agent acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Section 1.06.                             Notice to Holders; Waiver. Where this Agreement provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and sent, first-class postage prepaid, or sent electronically to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to send such notice, nor any defect in any notice so sent to any particular Holder shall affect the sufficiency of such notice with respect to other Holders with respect to whom such notice is properly given. Where this Agreement provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Purchase Contract Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

Section 1.07.                             Effect of Headings and Table of Contents. The Article and Section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.08.                             Successors and Assigns. All covenants and agreements in this Agreement by the Company and the Purchase Contract Agent shall bind their respective successors and assigns, whether so expressed or not.

Section 1.09.                             Separability Clause. In case any provision in this Agreement or in the Purchase Contracts shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof and thereof shall not in any way be affected or impaired thereby.

Section 1.10.                             Benefits of Agreement. Nothing contained in this Agreement or in the Purchase Contracts, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and, to the extent provided hereby, the Holders, any benefits or any legal or equitable right, remedy or claim under this Agreement. The Holders from time to time shall be beneficiaries of this Agreement and shall be bound by all of the terms and conditions hereof and of the Purchase Contracts by their acceptance of delivery of such Purchase Contracts.

Section 1.11.                             Governing Law. THIS AGREEMENT, THE tMEDS AND THE PURCHASE CONTRACTS, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT, THE tMEDS OR THE PURCHASE CONTRACTS, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 1.12.                             Waiver of Jury Trial. EACH OF THE COMPANY, THE PURCHASE CONTRACT AGENT, THE U.S. TRUSTEE, THE CANADIAN TRUSTEE AND EACH HOLDER OF AN EQUITY LINKED SECURITY, BY ITS ACCEPTANCE THEREOF HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.13.                             Judicial Proceedings.  (a)  Each of the Company, the Purchase Contract Agent and the U.S. Trustee and the Canadian Trustee expressly accepts and irrevocably submits to the non-exclusive jurisdiction of the United States Federal or New York State court sitting in the Borough of Manhattan, The City of New York, New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Purchase Contracts. To the fullest extent it may effectively do so under applicable law, each of the Company, the Purchase Contract Agent and the U.S. Trustee and the Canadian Trustee irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

(b)                                 Each of the Company, the Purchase Contract Agent and the U.S. Trustee and Canadian Trustee agrees, to the fullest extent that it may effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 1.13(a) brought in any such court shall be conclusive and binding upon such party, subject to rights of appeal, and may be enforced in the courts of the United States of America or the State of New York (or any other court the jurisdiction to which the Company is or may be subject) by a suit upon such judgment.

(c)                                  Nothing in this Section 1.13 shall affect the right of any party hereto to serve process in any manner permitted by law, or limit any right to bring proceedings against any other party hereto in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

Section 1.14.                             Judgment Currency. The obligation of the Company in respect of any sum due to the Purchase Contract Agent, U.S. Trustee, Canadian Trustee or any Holder (each a “Judgment Party”) under this Agreement shall, notwithstanding any judgment in a currency other than U.S. dollars or any other applicable currency (the “Judgment Currency”), not be discharged until the first business day, following receipt by such Judgment Party of any sum adjudged to be so due in the Judgment Currency, on which (and only to the extent that) such Judgment Party may in accordance with normal banking procedures purchase U.S. dollars or any other applicable currency with the Judgment Currency; if the U.S. dollars or other applicable currency so purchased are less than the sum originally due to such Judgment Party hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Judgment Party against such loss.  If the U.S. dollars or other applicable currency so purchased are greater than the sum originally due to such Judgment Party hereunder, such Judgment Party agrees to pay to the Company an amount equal to the excess of the U.S. dollars or other applicable currency so purchased over the sum originally due to such Judgment Party hereunder.

Section 1.15.                             Waiver. To the extent that the Company, or any of its respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to the Company, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any Canadian, New York state or U.S. federal court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any such court in which proceedings may at any time be commenced, with respect to the obligations and liabilities of each of the Company or any other matter under or arising out of or in connection with this Agreement, each of the Company hereby irrevocably and unconditionally waives or will waive such right to the extent permitted by applicable law, and agree not to plead or claim, any such immunity and consent to such relief and enforcement.

Section 1.16.                             Conflict with Indenture. To the extent that any provision of this Purchase Contract Agreement relating to or affecting the Notes conflicts with or is inconsistent with the Indenture, the Indenture shall govern.

Section 1.17.                             Legal Holidays. In any case where any Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date shall not be a Business Day, notwithstanding any other provision of this Agreement or the Purchase Contracts, settlement of the Purchase Contracts shall not be effected on such date, but instead shall be effected on the next succeeding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as applicable, and no interest or other amounts shall accrue or be payable by the Company or to any Holder in respect of such delay, except that, if such next succeeding Business Day is in the next succeeding calendar year, such settlement shall be made on the immediately preceding Business Day with the same force and effect as if made on such Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement Date, as applicable.

Section 1.18.                             Multiple Originals.  The parties may sign any number of copies of this Agreement.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Agreement. The exchange of copies of this Agreement and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Agreement as to the parties hereto and may be used in lieu of the original Agreement for all purposes.

Section 1.19.                             Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times during normal business hours at the Corporate Trust Office for inspection by any Holder or Person providing to the Purchase Contract Agent reasonable evidence that it is a Beneficial Owner.

Section 1.20.                             Force Majeure. In no event shall any of the Purchase Contract Agent, the U.S. Trustee or Canadian Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, it being understood that each of the Purchase Contract Agent, the U.S. Trustee and the Canadian Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.21.                             Calculations. The solicitation of any necessary bids and calculations to be made hereunder shall be the obligation of the Company. These calculations include, but are not limited to, determination of the applicable Settlement Rate, the Fixed Settlement Rates, the Early Settlement Rate, the Fundamental Change Early Settlement Rate, the Applicable Market Value, the Daily VWAP and the Closing Price, as the case may be. All calculations made by the Company or its agent as contemplated pursuant to the terms hereof shall be made in good faith and, absent manifest error, be final and binding on the Purchase Contract Agent, the U.S. Trustee, each Paying Agent and on the Holders. For any calculations to be made by the Company or its agent as contemplated pursuant to the terms hereof, the Company shall provide a schedule of such calculations to the Purchase Contract Agent, and the Purchase Contract Agent shall be entitled to conclusively rely upon the accuracy and completeness of the calculations by the Company or its agent without independent verification.

Section 1.22.                             UCC. Each Purchase Contract (whether or not included in a tMEDS) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof, and is a security for the purposes of the Securities Transfer Act (British Columbia) and any other applicable securities transfer legislation of any other jurisdiction.

Section 1.23.                             U.S.A Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Purchase Contract Agent and the Trustees, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Purchase Contract Agent and the Trustees.  The parties to this Agreement agree that they will provide the Purchase Contract Agent and the Trustees with such information as any of them may request in order for the Purchase Contract Agent and the Trustees to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE 2

tMEDS AND PURCHASE CONTRACT FORMS

Section 2.01.                             Forms of tMEDS and Purchase Contracts Generally. (a) The tMEDS and Purchase Contracts shall be in substantially the forms set forth in Exhibit A and Exhibit B hereto, respectively, which shall be, and hereby are, incorporated in and made a part of this Purchase Contract Agreement, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the tMEDS or Purchase Contracts, as the case may be, are (or may in the future be) listed or any depositary therefor, or as may, consistently herewith, be determined by the officers of the

Company executing such tMEDS and Purchase Contracts, as the case may be, as evidenced by their execution thereof.

(b)                                 The tMEDS and Purchase Contracts shall be issuable only in registered form and only in denominations of a single tMEDS or Purchase Contract, as the case may be, and any integral multiple thereof.

(c)                                  The tMEDS will initially be issued in the form of one or more fully registered Global tMEDS as set forth in Section 3.06.  The Purchase Contracts will initially be issued as Component Purchase Contracts substantially in the form of Attachment 3 to the form of Global tMEDS attached as Exhibit A hereto, and will be attached to the related Global tMEDS and registered in the name of Wells Fargo Bank, National Association, as attorney-in-fact for the Holders of such Global tMEDS.

(d)                                 Definitive Securities shall be printed, lithographed or engraved with steel engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing the tMEDS or Purchase Contracts, as the case may be, evidenced by such Definitive Securities, consistent with the provisions of this Agreement, as evidenced by their execution thereof.

(e)                                  Every Global tMEDS and Global Purchase Contract executed by the Company and authenticated by the Purchase Contract Agent and the U.S. Trustee and executed on behalf of the Holders by the Purchase Contract Agent and delivered hereunder shall bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL [tMEDS/PURCHASE CONTRACT] WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS GLOBAL [tMEDS/PURCHASE CONTRACT] IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS GLOBAL [tMEDS/PURCHASE CONTRACT] IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.”

Section 2.02.                             Form of Purchase Contract Agent’s and U.S. Trustee’s Certificate of Authentication. The form of the Purchase Contract Agent’s certificate of authentication of the tMEDS and Purchase Contracts shall be in substantially the form set forth in the form of tMEDS or form of Purchase Contract, respectively, attached hereto.

Section 2.03.                             Global Securities; Separation of tMEDS.  (a)  On any Business Day during the period beginning on, and including, the Business Day immediately succeeding the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Mandatory Settlement Date, a Holder or Beneficial Owner of a tMEDS may separate such tMEDS into its constituent Purchase Contract and Note (each such separated Purchase Contract and separated Note, a “Separate Purchase Contract” and “Separate Note,” respectively), which will thereafter trade under their respective CUSIP numbers (884768 128) and (884768 AD4), in which case that tMEDS will cease to exist. Separate Purchase Contracts and Separate Notes will be transferable independently from each other. Beneficial interests in a tMEDS, and after separation, the Separate Purchase Contract and Separate Note, will be shown on and transfers will be effected through direct or indirect participants in DTC. Beneficial interests in tMEDS, Separate Purchase Contracts and Separate Notes will be evidenced by Global tMEDS, Global Purchase Contracts and Global Notes, respectively. In order to separate a tMEDS into its component parts, a Beneficial Owner must deliver written instruction to the broker or other direct or indirect participant (the “Participant”) through which such Beneficial Owner holds an interest in such tMEDS to notify DTC through DTC’s Deposit/Withdrawal at Custodian System (the “DWAC System”) of such Beneficial Owner’s election to separate such tMEDS, following which the Security Registrar, at the direction of the Purchase Contract Agent or the U.S. Trustee, as applicable, shall register (i) a decrease in the number of tMEDS represented by the Global tMEDS and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global tMEDS as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding increase in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and the Global Note, respectively; unless such tMEDS is in the form of a Definitive Security, in which case the Holder thereof shall deliver to the Purchase Contract Agent such tMEDS, together with a separation notice, in the form set forth in Attachment 1 to the form of tMEDS attached hereto as Exhibit A. Upon the receipt of such separation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such separation notice, of one Separate Purchase Contract and one Separate Note for each such tMEDS.

(b)                                 Holders which elect to separate the Note and related Purchase Contract in accordance with this Section 2.03 shall be responsible for any fees or expenses payable in connection with such separation, and neither the Company, the Purchase Contract Agent, the U.S. Trustee nor the Canadian Trustee shall be liable for any such fees or expenses.

Section 2.04.                             Recreation of tMEDS.  (a)  On any Business Day during the period beginning on, and including, the Business Day immediately succeeding the Issue Date to, but excluding, the third Scheduled Trading Day immediately preceding the Mandatory Settlement Date, a Holder or Beneficial Owner of a Separate Purchase Contract and a Separate Note will have the right to recreate a tMEDS (which will thereafter trade under the CUSIP number for the tMEDS (884768 300)), in which case each such Separate Purchase Contract and Separate Note will cease to exist. In order to recreate a Separate Purchase Contract and Separate Note into a tMEDS, a Beneficial Owner must deliver written instruction to the Participant through which it holds an interest in such Separate Purchase Contract and Separate Note and to notify DTC through DTC’s DWAC System of such Beneficial Owner’s election to recreate a tMEDS, following which the Security Registrar, at the direction of the Purchase Contract Agent or the U.S. Trustee, as applicable, shall register (i) an increase in the number of tMEDS represented by the Global tMEDS and the number of Purchase Contracts and Notes represented by the Component Purchase Contract and the Component Note attached to the Global tMEDS as Attachments 3 and 4, respectively, as set forth in Schedule A to each such attachment, and (ii) a corresponding decrease in the number of Purchase Contracts and Notes represented by the Global Purchase Contract and Global Note, respectively; unless such Separate Purchase Contract and Separate Note are in the form of Definitive Securities, in which case the Holder thereof shall deliver to the Purchase Contract Agent such Definitive Securities, together with a recreation notice, in the form set forth in Attachment 2 to the form of tMEDS attached hereto as Exhibit A. Upon the receipt of such recreation notice, the Company shall promptly cause delivery, in accordance with the delivery instructions set forth in such recreation notice, of one tMEDS in definitive form for such Definitive Securities.

(b)                                 Holders that recreate tMEDS in accordance with this Section 2.04 shall be responsible for any fees or expenses payable in connection with such recreation, and neither the Company, nor the Purchase Contract Agent, the U.S. Trustee nor the Canadian Trustee shall be liable for any such fees or expenses.

ARTICLE 3

THE tMEDS AND PURCHASE CONTRACTS

Section 3.01.                             Amount and Denominations. The aggregate number of tMEDS and Separate Purchase Contracts evidenced by Equity-Linked Securities executed by the Company and authenticated by the Purchase Contract Agent and the U.S. Trustee, as applicable, and executed on behalf of the Holders by the Purchase Contract Agent and delivered hereunder is limited to 8,800,000 (except that such maximum may be increased by a number equal to the aggregate number of additional tMEDS, if any, purchased by the Underwriters pursuant to the exercise of their option to purchase additional tMEDS as set forth in the Underwriting Agreement), except for tMEDS and Separate Purchase Contracts executed by the Company and authenticated by the Purchase Contract Agent and, as applicable, the U.S. Trustee, and executed on behalf of the Holders by the Purchase Contract Agent and delivered upon registration of transfer of, in exchange for, or in lieu of, other tMEDS and Separate Purchase Contracts pursuant to Section 3.04, 3.05, 3.10 or 8.05.

Equity-Linked Securities that are not in the form of Global Securities shall be issuable in denominations of one Equity-Linked Security and integral multiples in excess thereof.

Section 3.02.                             Rights and Obligations Evidenced by the Equity-Linked Securities. Each Equity-Linked Security shall evidence the number of tMEDS or Separate Purchase Contracts, as the case may be, specified therein, with (a) each such tMEDS representing the rights and obligations of the Holders thereof and of the Company under one Purchase Contract, and the rights and obligations of the Holder thereof and of the Company under one Note, and (b) each such Separate Purchase Contract representing the rights and obligations of the Holder thereof and of the Company under one Separate Purchase Contract, respectively.  In the case of a tMEDS, the Holder of such tMEDS shall, for all purposes hereunder and under the Indenture, be deemed to be the Holder of the Purchase Contract and Note that are components of such tMEDS.

Prior to the close of business on the last Trading Day on the 20 consecutive Trading Day period during which the Applicable Market Value is determined with respect to any Purchase Contract or, if applicable, any earlier Determination Date with respect to such Purchase Contracts (in each case, whether such Purchase Contract is held as a component of a tMEDS or as a Separate Purchase Contract), the shares of Common Stock underlying such Purchase Contract shall not be outstanding, and such Purchase Contract shall not entitle the Holder thereof to any of the rights of a holder of Common Stock, including, without limitation, the right to vote or receive any dividends, distributions or other payments or to consent or to receive notice as a shareholder in respect of the meetings of shareholders or for the election of directors for any other matter, or any other rights whatsoever as a shareholder of the Company.

Section 3.03.                             Execution, Authentication, Delivery and Dating. Upon the execution and delivery of this Agreement, and at any time and from time to time thereafter, the Company may deliver Equity-Linked Securities executed by the Company to the Purchase Contract Agent and, as applicable, the U.S. Trustee for authentication by the Purchase Contract Agent and, as applicable, the U.S. Trustee, execution on behalf of the Holders by the Purchase Contract Agent as attorney-in-fact for the Holders, and delivery by the Purchase Contract Agent and, as applicable, the U.S. Trustee, together with the Company Order for authentication of such Equity-Linked Securities, and the Purchase Contract Agent and, as applicable, the U.S. Trustee in accordance with such Company Order shall, as appropriate, authenticate, execute on behalf of the Holders and deliver such Equity-Linked Securities.

The Equity-Linked Securities shall be executed on behalf of the Company by any officer of the Company authorized so to act pursuant to a resolution of the Board of Directors and shall be executed by the Purchase Contract Agent as attorney-in-fact for the Holders by any authorized officer of the Purchase Contract Agent. The signature of any such officer of the Company on the Equity-Linked Securities may be manual or facsimile.

An Equity-Linked Security bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company or the Purchase Contract Agent, as applicable, shall bind the Company or the Purchase Contract Agent, as applicable, notwithstanding that such individual has ceased to hold such offices prior to the execution and delivery of such Equity-Linked Securities or did not hold such offices at the date of such Equity-Linked Securities.

Each Equity-Linked Security shall be dated the date of its authentication.

No Equity-Linked Security shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose unless there appears on such Equity-Linked Security a certificate of authentication substantially in the form provided for herein executed by authorized signatories of the Purchase Contract Agent and, as applicable, the U.S. Trustee by manual signature, and such certificate upon any Equity-Linked Security shall be conclusive evidence, and the only evidence, that such Equity-Linked Security has been duly authenticated and delivered hereunder.

Section 3.04.          Temporary Equity-Linked Securities. Pending the preparation of Definitive Equity-Linked Securities, the Company shall execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and, as applicable, the U.S. Trustee shall authenticate, the Purchase Contract Agent shall execute on behalf of the Holders, and the Purchase Contract Agent and the U.S. Trustee shall deliver, in lieu of such Definitive Equity-Linked Securities, temporary Equity-Linked Securities that are in substantially the form set forth in Exhibit A or Exhibit B hereto, as the case may be, with such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as may be required by the rules of any securities exchange on which the tMEDS or Separate Purchase Contracts, as the case may be, are listed, or as may, consistently herewith, be determined by the officers of the Company executing such Equity-Linked Securities, as evidenced by their execution of the Equity-Linked Securities.

If temporary Equity-Linked Securities are issued, the Company will cause Definitive Equity-Linked Securities to be prepared without unreasonable delay. After the preparation of Definitive Equity-Linked Securities, the temporary Equity-Linked Securities shall be exchangeable for Definitive Equity-Linked Securities upon surrender of the temporary Equity-Linked Securities at the Corporate Trust Office, at the expense of the Company and without charge to the Holder or the Purchase Contract Agent or the Trustees. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and deliver to the Purchase Contract Agent and, as applicable, the U.S. Trustee, and the Purchase Contract Agent and, as applicable, the U.S. Trustee shall authenticate, execute on behalf of the Holder, and deliver in exchange therefor, one or more Definitive Equity-Linked Securities of like tenor and denominations and evidencing a like number of tMEDS or Separate Purchase Contracts, as the case may be, as the temporary Equity-Linked Security or Equity-Linked Securities so surrendered. Until so exchanged, the temporary Equity-Linked Securities shall in all respects evidence the same benefits and the same obligations with respect to the tMEDS or Separate Purchase Contracts, as the case may be, evidenced thereby as Definitive Equity-Linked Securities.

Section 3.05.          Registration; Registration of Transfer and Exchange. The Company shall cause to be kept at the Corporate Trust Office a register (the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Equity-Linked Securities and of transfers of Equity-Linked Securities. The Purchase Contract Agent is hereby initially appointed Security Registrar (the “Security Registrar”) for the purpose of registration of Equity-Linked Securities and transfers of Equity-Linked Securities as provided herein. The Security Registrar shall record separately the registration and transfer of the Equity-Linked Securities evidencing tMEDS and Separate Purchase Contracts.

Upon surrender for registration of transfer of any definitive Equity-Linked Security at the Corporate Trust Office, the Company shall execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall authenticate, as applicable, the Purchase Contract Agent shall execute on behalf of the designated transferee or transferees, and the Purchase Contract Agent and the U.S. Trustee shall deliver, in the name of the designated transferee or transferees, one or more new Equity-Linked Securities of any authorized denominations, of like tenor, and evidencing a like number of tMEDS or Separate Purchase Contracts, as the case may be.

At the option of the Holder, Equity-Linked Securities may be exchanged for other Equity-Linked Securities, of any authorized denominations and evidencing a like number of tMEDS or Separate Purchase Contracts, as the case may be, upon surrender of the Equity-Linked Securities to be exchanged at the Corporate Trust Office. Whenever any Equity-Linked Securities are so surrendered for exchange, the Company shall execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall authenticate, as applicable, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the U.S. Trustee shall deliver the Equity-Linked Securities that the Holder making the exchange is entitled to receive.

All Equity-Linked Securities issued upon any registration of transfer or exchange of an Equity-Linked Security shall evidence the ownership of the same number of tMEDS or Separate Purchase Contracts, as the case may be, and be entitled to the same benefits and subject to the same obligations, under this Agreement as the tMEDS or Separate Purchase Contracts, as the case may be, evidenced by the Equity-Linked Security surrendered upon such registration of transfer or exchange.

Every Equity-Linked Security presented or surrendered for registration of transfer or exchange shall (if so required by the Purchase Contract Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Purchase Contract Agent and the U.S. Trustee duly executed by the Holder thereof, or its attorney duly authorized in writing.

No service charge shall be made for any registration of transfer or exchange of an Equity-Linked Security, but the Company may require payment from the Holder of a sum sufficient to cover any applicable tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Equity-Linked Securities, other than any exchanges pursuant to Section 3.06 and Section 8.05 not involving any transfer.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall not be obligated to authenticate, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder and the Purchase Contract Agent and the U.S. Trustee shall not be obligated to deliver any Equity-Linked Security in exchange for any other Equity-Linked Security presented or surrendered for registration of transfer or for exchange on or after the third Business Day immediately preceding the earliest of the Mandatory Settlement Date, any Early Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Security. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration of transfer instructions from such Holder, the Purchase Contract Agent shall, if the Mandatory Settlement Date, any Early Settlement Date or any Fundamental Change Early Settlement Date shall have occurred with respect to such Equity-Linked Security, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a tMEDS).

Section 3.06.          Book-Entry Interests. The tMEDS, on original issuance, will be issued in the form of one or more fully registered Global tMEDS, to be delivered to the Depositary or its custodian by, or on behalf of, the Company.  The Company hereby designates DTC as the initial Depositary. Such Global tMEDS shall initially be registered on the books and records of the Company in the name of Cede & Co., the nominee of DTC, and no Beneficial Owner will receive a Definitive tMEDS representing such Beneficial Owner’s interest in such Global tMEDS, except as provided in Section 3.09.  Unless and until definitive, fully registered Securities have been issued to Beneficial Owners pursuant to Section 3.09:

(i)            the provisions of this Section 3.06 shall be in full force and effect;

(ii)           except as contemplated in the definition of “Holders” in Section 1.01(d), the Company shall be entitled to deal with the Depositary for all purposes of this Agreement (including receiving approvals, votes or consents hereunder) as the Holder of the Global tMEDS and Global Purchase Contracts and shall have no obligation to the Beneficial Owners;

(iii)          to the extent that the provisions of this Section 3.06 conflict with any other provisions of this Agreement, the provisions of this Section 3.06 shall control; and

(iv)          the rights of the Beneficial Owners shall be exercised only through the Depositary and shall be limited to those established by law and agreements between such Beneficial Owners and the Depositary or the Depositary Participants.

Section 3.07.          Notices to Holders. Whenever a notice or other communication to the Holders is required to be given under this Agreement, the Company or the Company’s agent shall give such notices and communications to the Holders and, with respect to any tMEDS or Purchase Contracts registered in the name of the Depositary or the nominee of the Depositary, the Company or the Company’s agent shall, except as set forth herein, have no obligations to the Beneficial Owners.

Section 3.08.          Appointment of Successor Depositary. If the Depositary elects to discontinue its services as securities depositary with respect to the tMEDS or Purchase Contracts, the Company may, in its sole discretion, appoint a successor Depositary with respect to such tMEDS or such Purchase Contracts, as the case may be.

Section 3.09.          Definitive Securities. If:

(i)            the Depositary is unwilling or unable to continue as Depositary for the Global Securities and the Company is unable to find a qualified replacement for the Depositary within 90 days;

(ii)           at any time the Depositary ceases to be a Clearing Agency; or

(iii)          the Company in its sole discretion decides to allow some or all Global Securities to be exchangeable for Definitive Securities,

then (x) Definitive Securities shall be prepared by the Company with respect to such Global Securities and delivered to the Purchase Contract Agent and the U.S. Trustee, as appropriate, pending delivery as provided in clause (y) below, and (y) upon surrender of such Global Securities by the Depositary, accompanied by registration instructions, the Company shall cause Definitive Securities to be delivered to Beneficial Owners in accordance with the written instructions of the Depositary. The Company shall not be liable for any delay in delivery of such written instructions and may conclusively rely on, and shall be protected in relying on, such written instructions. Each Definitive Security so delivered shall evidence tMEDS, Purchase Contracts or Notes, as the case may be, of the same kind and tenor as the Global Security so surrendered in respect thereof. Notwithstanding the foregoing, the exchange of Global Notes for Notes in definitive form shall be governed by the Indenture.

Section 3.10.          Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Equity-Linked Security is surrendered to the Purchase Contract Agent, the Company shall execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall, as applicable, authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the U.S. Trustee shall deliver in exchange therefor, a new Equity-Linked Security, evidencing the same number of tMEDS or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

If there shall be delivered to the Company, the Purchase Contract Agent and the U.S. Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Equity-Linked Security, and (ii) such security or indemnity as may be required by them to hold each of them and any agent of any of them harmless, then, in the absence of notice to the Company, the Purchase Contract Agent or the U.S. Trustee that such Equity-Linked Security has been acquired by a protected purchaser, the Company shall execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall, as applicable, authenticate, the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent and the U.S. Trustee shall deliver to the Holder, in lieu of any such destroyed, lost or stolen Equity-Linked Security, a new Equity-Linked Security, evidencing the same number of tMEDS or Separate Purchase Contracts, as the case may be, and bearing a security number not contemporaneously outstanding.

Notwithstanding the foregoing, the Company shall not be obligated to execute and deliver to the Purchase Contract Agent and the U.S. Trustee, and the Purchase Contract Agent and the U.S. Trustee shall not be obligated to authenticate, as applicable, the Purchase Contract Agent shall not be obligated to execute on behalf of the Holder, and the Purchase Contract Agent and the U.S. Trustee shall not be obligated to deliver to the Holder, an Equity-Linked Security on or after the third Business Day immediately preceding the earliest of the Mandatory Settlement Date, any Early Settlement Date and any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities. In lieu of delivery of a new Equity-Linked Security, upon satisfaction of the applicable conditions specified above in this Section and receipt of appropriate registration of transfer instructions from such Holder, the Purchase Contract Agent shall, if the Mandatory Settlement Date, any Early Settlement Date or any Fundamental Change Early Settlement Date with respect to such Equity-Linked Securities has occurred, deliver the shares of Common Stock deliverable in respect of the Purchase Contracts evidenced by such Equity-Linked Security (together with the Separate Note, if such Equity-Linked Security is a tMEDS).

Upon the issuance of any new Equity-Linked Security under this Section 3.10, the Company and the Purchase Contract Agent and the U.S. Trustee may require the payment by the Holder of a sum sufficient to cover any applicable tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Purchase Contract Agent and the U.S. Trustee) connected therewith.

Every new Equity-Linked Security issued pursuant to this Section 3.10 in lieu of any destroyed, lost or stolen Equity-Linked Security shall constitute an original additional contractual obligation of the Company and of the Holder in respect of the tMEDS or Separate Purchase Contract, as the case may be, evidenced thereby, whether or not the destroyed, lost or stolen Equity-Linked Security shall be found at any time. Such new Equity-Linked Security (and the tMEDS or Separate Purchase Contracts, as applicable, evidenced thereby) shall be at any time enforceable by anyone, and shall be entitled to all the benefits and be subject to all the obligations of this Agreement equally and proportionately with any and all other Equity-Linked Securities delivered hereunder.

The provisions of this Section 3.10 are exclusive and shall preclude, to the extent lawful, all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Equity-Linked Securities.

Section 3.11.          Persons Deemed Owners. Prior to due presentment of an Equity-Linked Security for registration of transfer, the Company and the Purchase Contract Agent, and any agent of the Company or the Purchase Contract Agent, may treat the Person in whose name such Equity-Linked Security is registered as the owner of the tMEDS or Purchase Contract, as the case may be, evidenced thereby, for the purpose of performance of the tMEDS or Purchase Contracts, as applicable, evidenced by such Equity-Linked Securities and for all other purposes whatsoever, and none of the Company, the Purchase Contract Agent or the U.S. Trustee, nor any agent of the Company, the Purchase Contract Agent or the U.S. Trustee, shall be affected by notice to the contrary.

Notwithstanding the foregoing, with respect to any Global tMEDS or Global Purchase Contract, nothing contained herein shall prevent the Company, the Purchase Contract Agent or any agent of the Company or the Purchase Contract Agent, from giving effect to any written certification, proxy or other authorization furnished by the Depositary (or its nominee), as a Holder, with respect to such Global tMEDS or Global Purchase Contract or impair, as between such Depositary and the related Beneficial Owner, the operation of customary practices governing the exercise of rights of the Depositary (or its nominee) as Holder of such Global tMEDS or Global Purchase Contract.

None of the Purchase Contract Agent, the Trustees, the Paying Agent and the Security Registrar shall have any responsibility or obligation to any Beneficial Owner in a Global Security, an agent member or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any agent member, with respect to any ownership interest in the Securities or with respect to the delivery to any agent member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities and this Agreement shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in Global Securities shall be exercised only through the Depositary subject to the applicable procedures. The Purchase Contract Agent, the Trustees, the Paying Agent and the Security Registrar shall be entitled to rely and shall be fully protected in conclusively relying upon information furnished by the Depositary with respect to its members, participants and any Beneficial Owners. The Purchase Contract Agent, the Trustees, the Paying Agent and the Security Registrar shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Security for all purposes of this Agreement relating to such Global Security (including the payment or delivery of amounts due hereunder and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Security) as the sole holder of such Global Security and shall have no obligations to the beneficial owners thereof. None of the Purchase Contract Agent, the Trustees, the Paying Agent and the Security Registrar shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Security, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of any such Global Security, for any transactions between the Depositary and any agent member or between or among the Depositary, any such agent member and/or any holder or owner of a beneficial interest in such Global Security, or for any transfers of beneficial interests in any such Global Security.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Purchase Contract Agent, the Trustees, or any agent of the Company or the Trustees from giving effect to any written certification, proxy or other authorization furnished by any depositary (or its nominee), as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such Global Security.

None of the Purchase Contract Agent, the Trustees, the Paying Agent or the Security Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Agreement or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among participants of DTC, members or Beneficial Owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Agreement, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 3.12.          Cancellation. All Securities surrendered for separation or recreation and all Equity-Linked Securities surrendered for settlement or upon the registration of transfer or exchange of a Purchase Contract shall be delivered to the Security Registrar and, if not already cancelled, be promptly cancelled by it. In the case of a tMEDS or tMEDS surrendered for settlement, the Company and the U.S. Trustee shall promptly authenticate and deliver in accordance with the terms of the Indenture to the Holder thereof a number of Separate Notes equal to the number of, and in the same form as attached to, the tMEDS so surrendered. The Company may at any time deliver to the Security Registrar for cancellation any Equity-Linked Securities previously authenticated, executed and delivered hereunder that the Company may have acquired in any manner whatsoever, and all Equity-Linked Securities so delivered shall, upon an Company Order, be promptly cancelled by the Security Registrar. No Equity-Linked Securities shall be authenticated, executed on behalf of the Holder and delivered in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Agreement. All cancelled Equity-Linked Securities held by the Security Registrar shall be disposed of in accordance with its customary practices.

If the Company or any Affiliate of the Company shall acquire any Equity-Linked Security, such acquisition shall not operate as a cancellation of such Equity-Linked Security unless and until such Equity-Linked Security is delivered to the Security Registrar for cancellation.

ARTICLE 4
SETTLEMENT OF THE PURCHASE CONTRACTS

Section 4.01.          Settlement Rate. (a)    Each Purchase Contract obligates the Company to deliver, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate as determined by the Company, unless such Purchase Contract has settled prior to the Mandatory Settlement Date pursuant to Section 4.04 or Section 4.05.

(b)           The “Settlement Rate” is equal to:

(i)            if the Applicable Market Value is equal to or greater than the Threshold Appreciation Price, 4.5855 shares of Common Stock for each Purchase Contract (the “Minimum Settlement Rate”);

(ii)           if the Applicable Market Value is less than the Threshold Appreciation Price but greater than the Reference Price, a number of shares of Common Stock for each Purchase Contract equal to the Stated Amount divided by the Applicable Market Value; and

(iii)          if the Applicable Market Value is less than or equal to the Reference Price, 5.3879 shares of Common Stock for each Purchase Contract (the “Maximum Settlement Rate”).

(c)           The Maximum Settlement Rate and the Minimum Settlement Rate (each, a “Fixed Settlement Rate”) and the Reference Price and Threshold Appreciation Price shall be subject to adjustment as provided in Article 5 and rounded upward or downward to the nearest 1/10,000th of a share (or if there is not a nearest 1/10,000th of a share, to the next lower 1/10,000th of a share) or nearest $0.0001 (or if there is not a nearest $0.0001, to the next lower $0.0001), as the case may be.

(d)           The Company shall give written notice of the Settlement Rate to the Purchase Contract Agent and Holders, which may be provided to such Holders on behalf of the Company by the Purchase Contract Agent upon written direction by the Company, no later than two Business Days prior to the Mandatory Settlement Date.

Section 4.02.          Representations and Agreements of Holders. Each Holder of an Equity-Linked Security by its acceptance thereof:

(i)            irrevocably authorizes and directs the Purchase Contract Agent to execute and deliver on its behalf and perform this Agreement on its behalf and appoints the Purchase Contract Agent as its attorney-in-fact for any and all such purposes;

(ii)           in the case of a Purchase Contract that is a component of a tMEDS, or that is evidenced by a Global Purchase Contract, irrevocably authorizes and directs the Purchase Contract Agent to execute, deliver and hold on its behalf the Global Purchase Contract or the Component Purchase Contract evidencing such Purchase Contact and appoints the Purchase Contract Agent its attorney-in-fact for any and all such purposes;

(iii)          consents to the provisions hereof;

(iv)          represents that its acquisition of such Equity-Linked Security and its holding of the same satisfy the applicable fiduciary requirements of ERISA, if any, and that it is entitled to exemption relief from the prohibited transaction provisions of ERISA and the Code in accordance with one or more prohibited transaction exemptions or that such acquisition otherwise will not result in a nonexempt prohibited transaction;

(v)           in the case of a Holder that holds a tMEDS, agrees with the tax and other treatment provided for in Section 10.07; and

(vi)          agrees to be bound by the terms and provisions thereof.

Section 4.03.          Delivery Upon Settlement of the Purchase Contracts.  (a)  On the applicable Settlement Date, the Company shall issue and deliver to the Purchase Contract Agent, for the benefit of the Holders of the Outstanding Purchase Contracts, or, in the case of an Early Settlement or an Early Settlement in connection with a Fundamental Change, for the benefit of the Holders of the Purchase Contracts that have elected such Early Settlement or Early Settlement in connection with a Fundamental Change, the aggregate number of shares of Common Stock to which such Holders are entitled hereunder, registered in the name of the Purchase Contract Agent (or its nominee) as custodian for the Holders (such shares of Common Stock, together with any dividends or distributions for which a payment date has occurred on or prior to the applicable Settlement Date with respect to any dividend or distribution having a Record Date on or after the applicable Determination Date, the “Purchase Contract Settlement Fund”).  When any shares of Common Stock are required to be delivered to a Holder pursuant to this Article 4, the Purchase Contract Agent shall deliver such shares of Common Stock together with any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without interest thereon) to such Holder or such Holder’s designee and the Company shall cause any such shares to be registered in the name of such Holder or such Holder’s designee.

(b)           A Holder’s right to receive the shares of Common Stock, and cash in lieu of fractional shares and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, upon settlement of any of its Purchase Contracts is subject to the following conditions:

(i)            if the tMEDS that includes such Purchase Contract or such Separate Purchase Contract is represented by a Global Security, surrendering such Global Security in compliance with the standing arrangements between the Depositary and the Purchase Contract Agent; or if the tMEDS that includes such Purchase Contract or such Separate Purchase Contract is in the form of a Definitive Security, surrendering such Definitive Security to the Purchase Contract Agent at the Corporate Trust Office duly endorsed for transfer to the Company or in blank and with duly completed settlement instructions in the form attached thereto; and

(ii)           the payment by such Holder of any transfer or similar taxes payable pursuant to Section 4.03(c).

(c)           The Company will pay any and all documentary, stamp or similar stock issue or transfer tax due to the issue or transfer of any shares of Common Stock upon settlement of the Purchase Contracts on the Mandatory Settlement Date, or upon an Early Settlement or Early Settlement in connection with a Fundamental Change, unless such tax is payable in respect of any registration of such shares in the name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered, in which case the Company shall not be required to pay any such tax and no such registration shall be made unless the Person requesting such registration has paid any such tax required by reason of such registration in the name of a Person other than the Person in whose name the Security evidencing such Purchase Contract is registered or has established to the satisfaction of the Company that such tax either has been paid or is not payable.

(d)           Subject to satisfaction of the conditions set forth in Section 4.03(b), on the Mandatory Settlement Date, the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Settlement Rate to be issued and delivered and the Purchase Contract Agent shall transfer such shares of Common Stock together with (i) cash in lieu of fractional shares as provided in Section 4.07 and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon) to such Holder, or the Holder’s designee, by book-entry transfer or other appropriate procedures, in accordance with the duly completed settlement instructions.  The Person in whose name any shares of Common Stock shall be issuable upon settlement of any Purchase Contracts on the Mandatory Settlement Date shall become the holder of record of such shares as of the close of business on the last Trading Day of the 20 consecutive Trading Day period during which the Applicable Market Value is determined.

(e)           In the event a Holder fails to effect transfer or delivery of its tMEDS or Purchase Contracts on or prior to the applicable Settlement Date in accordance with this Article 4, the shares of Common Stock underlying such Purchase Contracts, and any cash in lieu of fractional shares and distributions thereon, shall be held in the name of the Purchase Contract Agent or its nominee in trust for the benefit of such Holder, until the earlier to occur of:

(i)            the surrender of the relevant tMEDS or Separate Purchase Contracts or receipt by the Company and the Purchase Contract Agent from such Holder of satisfactory evidence that such tMEDS or Separate Purchase Contracts have been destroyed, lost or stolen, together with any indemnity that may be required by the Purchase Contract Agent and the Company; and

(ii)           the expiration of the time period specified in the abandoned property laws of the relevant jurisdiction.

Section 4.04.          Early Settlement.  (a)  Subject to and upon compliance with the provisions of this Section 4.04, at any time, prior to the close of business on the third Scheduled Trading Day immediately preceding the Mandatory Settlement Date, a Holder may elect to settle its Purchase Contracts early (“Early Settlement”), in whole or in part, in which case the Company will deliver a number of shares of Common Stock per Purchase Contract equal to the Early Settlement Rate.

(b)           A Holder’s right to receive Common Stock, and cash in lieu of fractional shares and any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund, upon Early Settlement of any of its Purchase Contracts is subject to the following conditions:

(i)            delivery to the Purchase Contract Agent of a written and signed notice  electing Early Settlement of such Purchase Contract (an “Early Settlement Notice”) in the form attached to the Purchase Contract; and

(ii)           satisfaction of the conditions set forth in Section 4.03(b)(i) and (ii).

(c)           If a Holder complies with the requirements set forth in Section 4.04(b) prior to the close of business on any Business Day, then that Business Day shall be considered the “Early Settlement Date.” If a Holder complies with the requirements set forth in Section 4.04(b) at or after the close of business on any Business Day or at any time on a day that is not a Business Day, then the next Business Day shall be considered the “Early Settlement Date.”

(d)           Subject to satisfaction of the conditions set forth in Section 4.04(b), the Company shall cause a number of shares of Common Stock per Purchase Contract equal to the Early Settlement Rate to be issued and delivered and the Purchase Contract Agent shall transfer such shares of Common Stock, together with (i) cash in lieu of fractional shares as provided in Section 4.07, as promptly as practicable, but no later than the third Business Day following the Early Settlement Date; and (ii) any dividends or distributions with respect to such shares constituting part of the Purchase Contract Settlement Fund (but without any interest thereon) to such Holder or such Holder’s designee, by book-entry transfer or other appropriate procedures, in accordance with duly completed settlement instructions, on the third Business Day following the Early Settlement Date.  The Person in whose name any shares of

Common Stock shall be issuable upon Early Settlement of any Purchase Contracts shall become the holder of record of such shares as of the close of business on the Early Settlement Date.

(e)           In the event that Early Settlement is effected with respect to Purchase Contracts that are components of tMEDS, upon such Early Settlement, the Company shall execute and the U.S. Trustee shall, authenticate (pursuant to the Indenture) and deliver to the Holder thereof, at the expense of the Company, a Security, in the same form as attached to the tMEDS submitted to effect such Early Settlement, evidencing a number of Separate Notes equal to the number of Purchase Contracts as to which Early Settlement was effected.

(f)            In the event that Early Settlement is effected with respect to Purchase Contracts representing fewer than all the Purchase Contracts evidenced by a Security, upon such Early Settlement, the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder, and the Purchase Contract Agent, and in the case of tMEDS, the U.S. Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement was not effected.

(g)           Upon receipt of any Early Settlement Notice pursuant to Section 4.04(b), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

Section 4.05.          Early Settlement Upon a Fundamental Change.  (a)  If a Fundamental Change occurs and a Holder elects to settle its Purchase Contracts early in connection with such Fundamental Change, such Holder shall receive a number of shares of Common Stock (or cash, securities or other property, as applicable) based on the Fundamental Change Early Settlement Rate (the “Fundamental Change Early Settlement Right”). An early settlement shall be deemed for these purposes to be “in connection with” such Fundamental Change if the Holder delivers an Early Settlement Notice to the Purchase Contract Agent, and otherwise satisfies the requirements for effecting Early Settlement of its Purchase Contracts set forth in Section 4.04(b), during the period beginning on, and including, the Effective Date of the Fundamental Change and ending at the close of business on, and including, the 30th Business Day thereafter (or, if earlier, the third Scheduled Trading Day immediately preceding the Mandatory Settlement Date) (“the Fundamental Change Early Settlement Period”).

(b)           If a Holder complies with the requirements set forth in Section 4.05(a) prior to the close of business on any Business Day during the Fundamental Change Early Settlement Period, then that Business Day shall be considered the “Fundamental Change Early Settlement Date.”  If a Holder complies with the requirements set forth in set Section 4.05(a) at or after the close of business on any Business Day during the Fundamental Change Early Settlement Period or at any time on a day during the Fundamental Change Early Settlement Period that is not a Business Day, then the next Business Day shall be considered the “Fundamental Change Early Settlement Date.”

(c)           The Company shall provide the Purchase Contract Agent, the U.S. Trustee and the Holders of tMEDS and Separate Purchase Contracts with a written notice of a Fundamental Change within five Business Days after its occurrence, issue a press release announcing the Effective Date and post such press release on its website. The notice shall set forth, among other things:

(i)            the applicable Fundamental Change Early Settlement Rate;

(ii)           if not solely Common Stock, the kind and amount of the cash, securities or other consideration receivable by the Holder upon settlement; and

(iii)          the deadline by which each Holder’s Fundamental Change Early Settlement Right must be exercised.

(d)           The “Fundamental Change Early Settlement Rate” shall be determined by the Company by reference to the table set forth in Section 4.05(f), based on the date on which the Fundamental Change occurs or becomes effective (the “Effective Date”) and the stock price (the “Stock Price”) in the Fundamental Change, which shall be:

(i)            in the case of a Fundamental Change described in clause (ii) of the definition thereof in which holders of shares of Common Stock receive only cash in the Fundamental Change, the Stock Price shall be the cash amount paid per share of Common Stock; and

(ii)           in all other cases,  the Stock Price shall be the average of the Daily VWAP of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Effective Date.

(e)           The Stock Prices set forth in the first column of the table set forth in Section 4.05(f) shall be adjusted as of any date on which any Fixed Settlement Rate is otherwise adjusted. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Minimum Settlement Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Minimum Settlement Rate as so adjusted. The Fundamental Change Early Settlement Rate in the table set forth in Section 4.05(f) shall be adjusted in the same manner as the Fixed Settlement Rates as set forth in Section 5.01.

(f)            The following table sets forth the Fundamental Change Early Settlement Rate per Purchase Contract for each Stock Price and Effective Date set forth below:

	Effective Date
Stock Price	May 11, 2012	May 15, 2013	May 15, 2014	May 15, 2015
$2.00	4.8578	5.0552	5.2511	5.3879
$3.00	4.7564	4.9290	5.1597	5.3879
$4.00	4.6546	4.7786	4.9583	5.3879
$4.64	4.5867	4.7038	4.8346	5.3879
$5.00	4.5883	4.6706	4.7764	5.0000
$5.45	4.5689	4.6373	4.7170	4.5855
$6.00	4.5519	4.6070	4.6633	4.5855
$7.00	4.5348	4.5741	4.6065	4.5855
$8.00	4.5290	4.5593	4.5823	4.5855
$9.00	4.5293	4.5542	4.5736	4.5855
$10.00	4.5327	4.5541	4.5716	4.5855
$11.00	4.5375	4.5563	4.5722	4.5855
$12.00	4.5427	4.5593	4.5735	4.5855
$13.00	4.5477	4.5625	4.5750	4.5855
$14.00	4.5525	4.5655	4.5764	4.5855
$16.00	4.5608	4.5707	4.5786	4.5855
$18.00	4.5674	4.5747	4.5803	4.5855
$20.00	4.5725	4.5778	4.5816	4.5855

The exact Stock Price and Effective Date may not be set forth in the table above, in which case:

(i)            if the Stock Price is between two Stock Prices in the table or the Effective Date is between two Effective Dates in the table, the Fundamental Change Early Settlement Rate shall be determined by a straight-line interpolation between the Fundamental Change Early Settlement Rates set forth for the higher and lower Stock Prices and the earlier and later Effective Dates, as applicable, based on a 365-day year;

(ii)           if the Stock Price is greater than $20.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above), the Fundamental Change Early Settlement Rate shall be the Minimum Settlement Rate; or

(iii)          if the Stock Price is less than $2.00 per share (subject to adjustment in the same manner as the Stock Prices set forth in the table above), the “Minimum Stock Price,” the Fundamental Change Early Settlement Rate shall be determined as if the Stock Price equaled the Minimum Stock Price, and using straight line interpolation, as described in clause (i) of this Section 4.05(e), if the Effective Date is between two Effective Dates in the table.

The maximum number of shares of Common Stock deliverable under a Purchase Contract is 5.3879, subject to adjustment in the same manner as the Fixed Settlement Rates as set forth under Section 5.01.

(g)           If a Holder exercises its Fundamental Change Early Settlement Right in connection with a Fundamental Change described in clause (ii) of the definition of “Fundamental Change,” the Company shall deliver to such Holder or the Purchase Contract Agent on behalf of such Holder, in accordance with the provisions of Section 4.05(f), the kind and amount of securities, cash or other property that such Holder would have been entitled to receive in such Fundamental Change transaction as a holder of a number of shares of Common Stock equal to the Fundamental Change Early Settlement Rate for each Purchase Contract being settled early.

(h)           Subject to satisfaction of the conditions set forth in Section 4.04(b), the Company shall cause a number of shares of Common Stock to be issued and delivered, or securities, cash or other property, as applicable, to be delivered, and the Purchase Contract Agent shall transfer such shares of Common Stock, or securities, cash or other property, as applicable, together with (i) cash in lieu of fractional shares as provided in Section 4.07 and (ii) any dividends or distributions with respect to such shares of Common Stock constituting the Purchase Contract Settlement Fund (but without any interest thereon) to such Holder or such Holder’s designee, by book-entry transfer or other appropriate procedures, in accordance with duly completed settlement instructions, on the third Business Day following the Fundamental Change Early Settlement Date.  The Person in whose name any shares of Common Stock or other securities shall be issuable upon Early Settlement in connection with Fundamental Change of any Purchase Contracts shall become the holder of record of such shares as of the close of business on the Fundamental Change Early Settlement Date.

(i)            If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts that are components of tMEDS, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the U.S. Trustee shall authenticate (pursuant to the Indenture) and deliver to the Holder thereof, at the expense of the Company, a Security, in the same form as attached to the tMEDS submitted to effect such Early Settlement in connection with a Fundamental Change, evidencing a number of Separate Notes equal to the number of Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was effected.

(j)            If a Holder exercises its Fundamental Change Early Settlement Right with respect to Purchase Contracts representing less than all the Purchase Contracts evidenced by a Security, upon such Early Settlement in connection with a Fundamental Change, the Company shall execute and the Purchase Contract Agent shall execute on behalf of the Holder and the Purchase Contract Agent shall authenticate, and in the case of tMEDS, the Purchase Contract Agent and the U.S. Trustee shall each authenticate, and deliver to the Holder thereof, at the expense of the Company, a Security evidencing the Purchase Contracts as to which Early Settlement in connection with a Fundamental Change was not effected.

(k)           Upon receipt of any Early Settlement Notice pursuant to Section 4.05(a), the Purchase Contract Agent shall promptly deliver a copy of such Early Settlement Notice to the Company.

(l)            If a Holder does not elect to exercise the Fundamental Change Early Settlement Right, such Holder’s Purchase Contracts shall remain outstanding and shall be subject to normal settlement on any subsequent Early Settlement Date or any subsequent Fundamental Change Early Settlement Date or the Mandatory Settlement Date.

Section 4.06.          Acceleration of Mandatory Settlement Date in Connection with Bankruptcy.  If a Termination Event occurs, the Mandatory Settlement Date for each Purchase Contract, whether held separately or as part of a tMEDS, shall automatically be accelerated to the Acceleration Date.  Upon such acceleration, Holders shall be entitled to receive, upon settlement of the Purchase Contracts a number of shares of Common Stock per Purchase Contract equal to the Maximum Settlement Rate in effect immediately prior to the Acceleration Date (regardless of the Applicable Market Value of the Common Stock at that time).  The Company shall cause to be delivered the shares of Common Stock deliverable as a result of any such acceleration of the Mandatory Settlement Date in accordance with the provisions of Section 4.03(d), except that (i) such delivery shall be made on the accelerated Mandatory Settlement Date, and (ii) the Person in whose name any shares of Common Stock shall be issuable following such acceleration shall become the holder of record of such shares as of the close of business on the Acceleration Date.

Section 4.07.          No Fractional Shares. No fractional shares of Common Stock shall be issued or delivered to Holders upon settlement of the Purchase Contracts. In lieu of any fractional shares of Common Stock that would otherwise be issuable upon settlement of any Purchase Contracts, a Holder of a Security shall be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the Purchase Contracts being settled, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the Mandatory Settlement Date, Early Settlement Date or Fundamental Change Early Settlement, as the case may be. In connection with a settlement, the Company shall provide the Purchase Contract Agent with sufficient funds to permit the Purchase Contract Agent to make all cash payments required by this Section 4.07 in a timely manner.

ARTICLE 5
ADJUSTMENTS

Section 5.01.          Adjustments to the Fixed Settlement Rates.  (a)  Each Fixed Settlement Rate shall be adjusted, from time to time and without duplication, by the Company as described in this Section 5.01 upon the occurrence of any of the following events:

(i)            Stock Dividends and Stock Splits.  The issuance of Common Stock as a dividend or distribution to all or substantially all holders of Common Stock, or a subdivision or combination of Common Stock, in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	OS1
OS0

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution or immediately prior to the open of business on the effective date for such subdivision or combination, as the case may be;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on such Record Date or immediately after the open of business on such effective date, as the case may be;

OS0 =      the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date, as the case may be, in either case prior to giving effect to such event; and

OS1 =      the number of shares of Common Stock that would be outstanding immediately after, and solely as a result of, such dividend, distribution, subdivision or combination.

Any adjustment made under this Section 5.01(a)(i) shall become effective immediately after the close of business on the Record Date for such dividend or distribution, or immediately after the open of business on the effective date for such share subdivision or share combination, as the case may be. If any dividend or distribution of the type described in this Section 5.01(a)(i) is not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)           Issuance of Stock Purchase Rights.  The issuance to all or substantially all holders of Common Stock of rights, options or warrants entitling them for a period expiring 60 days or less from the date of issuance of such rights, options or warrants to subscribe for or purchase shares of Common Stock at less than the average of the Daily VWAPs of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution per share of Common Stock, in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	(OS0 + X)
(OS0 + Y)

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such issuance;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

OS0 =      the number of shares of Common Stock outstanding immediately prior to the close of business on such Record Date;

X =          the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y =          the total number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Daily VWAPs of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution of Common Stock.

Any increase made under this Section 5.01(a)(ii) will be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the close of business on the Record Date for such issuance. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date of such expiration, to the Fixed Settlement Rate that would then be in effect had the adjustment with respect to the issuance of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so issued, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to make such issuance, to the Fixed Settlement Rate that would then be in effect if such issuance had not been declared.

In determining whether any rights, options or warrants entitle the holders of Common Stock to subscribe for or purchase shares of Common Stock at a price per share of Common Stock less than the average of the Daily VWAPs of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement for such distribution, and in determining the aggregate price payable to exercise such rights, options or warrants, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(iii)          (A) Distributions of Debt, Assets or Other Capital Stock.  The dividend or other distribution to all or substantially all holders of Common Stock of Capital Stock of the Company (other than Common Stock), evidences of the indebtedness of the Company or assets of the Company, or rights, options or warrants to acquire the  Capital Stock of the Company, indebtedness of the Company or the assets of the Company, excluding:

(1)   any dividend, distribution or issuance covered by Section 5.01(a)(i), Section 5.01(a)(ii) or Section 5.01(a)(iv); or

(2)   any dividend or distribution in connection with a Spin-Off covered by Section 5.01(a)(iii)(B); and

(3)   any dividends or distributions in connection with any Reorganization Event,

in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	SP0
(SP0 — FMV)

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on such Record Date;

SP0 =      the average of the Daily VWAPs of Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV =    the Fair Market Value, on the Ex-Date for such dividend or distribution, of the shares of the Capital Stock of the Company, evidences of the indebtedness of the Company or the assets of the Company or rights, options or warrants to acquire Capital Stock of the Company, indebtedness of the Company or assets of the Company so distributed, expressed as an amount per share of Common Stock.

If FMV (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and FMV is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment provision shall be made for each Holder of a tMEDS or Separate Purchase Contract to receive, for each tMEDS or Purchase Contract, at the same time and upon the same terms as holders of Common Stock, the kind and amount of the Capital Stock of the Company, evidences of the indebtedness of the Company or the assets of the Company or rights, options or warrants to acquire the  Capital Stock of the Company, the indebtedness of the Company or the  assets of the Company that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate in effect on the Record Date for the distribution.

Any adjustment made under this portion of Section 5.01(a)(iii)(A) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If such distribution is not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay the dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(B) Spin-Offs. If a Spin-Off occurs, then each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	(FMV0 + MP0)
MP0

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off;

FMV0 =      the average of the Daily VWAPs of the Capital Stock or similar equity interests distributed to holders of Common Stock applicable to one share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; and

MP0 =     the average Daily VWAPs of the Common Stock for the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off.

The adjustment to each Fixed Settlement Rate under this Section 5.01(a)(iii)(B) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off; provided that, for purposes of determining the Fixed Settlement Rate, in respect of any settlement during the 10 consecutive Trading Day period commencing on, and including, the effective date for the Spin-Off, references within this Section 5.01(a)(iii)(B) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the beginning of the 10 consecutive Trading Day period and the relevant Settlement Date.

(C)           For purposes of this Section 5.01(a)(iii) (and subject in all respects to Section 5.01(a)(i) and Section 5.01(a)(ii)):

(1)           rights, options or warrants distributed by the Company to all or substantially all holders of the Common Stock entitling them to subscribe for or purchase shares of the Company’s Capital Stock, including Common Stock (either initially or under certain circumstances), which rights, options or warrants, until the occurrence of a specified event or events (“Trigger Event”):

a.             are deemed to be transferred with such shares of the Common Stock;

b.             are not exercisable; and

c.             are also issued in respect of future issuances of the Common Stock, shall be deemed not to have been distributed for purposes of this Section 5.01(a)(iii) (and no adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii)shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights, options or warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Fixed Settlement Rates shall be made under this Section 5.01(a)(iii).

(2)           If any such right, option or warrant, including any such existing rights, options or warrants distributed prior to the Issue Date, are subject to events, upon the occurrence of which such rights, options or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new rights, options or warrants with such rights (in which case the existing rights, options or warrants shall be deemed to terminate and expire on such date without exercise by any of the holders thereof).

(3)           In addition, in the event of any distribution (or deemed distribution) of rights, options or warrants, or any Trigger Event or other event of the type described in the immediately preceding clause (2) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Fixed Settlement Rates under this Section 5.01(a)(iii) was made:

a.             in the case of any such rights, options or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Fixed Settlement Rates shall be readjusted as if such rights, options or warrants had not been issued and (y) the Fixed Settlement Rates shall then again be readjusted to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a cash distribution pursuant to Section 5.01(a)(iv), equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights, options or warrants (assuming such holder had retained such rights, options or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase; and

b.             in the case of such rights, options or warrants that shall have expired or been terminated without exercise by any holders thereof, the Fixed Settlement Rates shall be readjusted as if such rights, options and warrants had not been issued.

(D)          For purposes of Section 5.01(a)(i), Section 5.01(a)(ii) and this Section 5.01(a)(iii), if any dividend or distribution to which this Section 5.01(a)(iii) is applicable includes one or both of:

(1)           a dividend or distribution of shares of Common Stock to which Section 5.01(a)(i) is applicable (the “Clause A Distribution”); or

(2)           an issuance of rights, options or warrants to which Section 5.01(a)(ii) is applicable (the “Clause B Distribution”),

then:

(1)           such dividend or distribution, other than the Clause A Distribution and the Clause B Distribution, shall be deemed to be a dividend or distribution to which this Section 5.01(a)(iii) is applicable (the “Clause C Distribution”) and any Fixed Settlement Rate adjustment required by this Section 5.01(a)(iii) with respect to such Clause C Distribution shall then be made; and

(2)           the Clause A Distribution and Clause B Distribution shall be deemed to immediately follow the Clause C Distribution and any Fixed Settlement Rate adjustment required by Section 5.01(a)(i) and Section 5.01(a)(ii) with respect thereto shall then be made, except that, if determined by the Company (I) the “Record Date” of the Clause A Distribution and the Clause B Distribution shall be deemed to be the Record Date of the Clause C Distribution and (II) any shares of Common Stock included in the Clause A Distribution or Clause B Distribution shall be deemed not to be “outstanding immediately prior to the close of business on such Record Date or immediately prior to the open of business on such effective date” within the meaning of Section 5.01(a)(i) or “outstanding immediately prior to the close of business on such Record Date” within the meaning of Section 5.01(a)(ii).

(iv)          Cash Dividends  The dividend or distribution to all or substantially all holders of Common Stock consisting exclusively of cash, in which event, each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	SP0
(SP0 — C)

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the Record Date for such dividend or distribution;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on the Record Date for such dividend or distribution;

SP0 =      the average of the Daily VWAPs of Common Stock over the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the Ex-Date for such distribution; and

C =          the amount in cash per share the Company distributes to holders of Common Stock.

If C (as defined above) is equal to or greater than SP0 (as defined above) or if the difference between SP0 and C is less than $1.00, in lieu of the foregoing adjustment, an alternative adjustment shall be made, and to effect such adjustment provision shall be made for each Holder of a tMEDS or Separate Purchase Contract to receive, for each tMEDS or Purchase Contract, at the same time and upon the same terms as holders of Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the Maximum Settlement Rate on the Record Date for such cash dividend or distribution.

Any adjustment to each Fixed Settlement Rate made pursuant to this Section 5.01(a)(iv) shall become effective immediately after the close of business on the Record Date for such dividend or distribution. If any dividend or distribution described in this Section 5.01(a)(iv) is not so paid or made, each Fixed Settlement Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay or make such dividend or distribution, to the Fixed Settlement Rate that would then be in effect if such dividend or distribution had not been declared.

(v)           Self Tender Offers and Exchange Offers.  The Company or one or more of its Subsidiaries makes purchases of Common Stock pursuant to a tender offer or exchange offer by the Company or one of its Subsidiaries for Common Stock to the extent that the cash and value of any other consideration included in the payment per share of Common Stock validly tendered or exchanged exceeds the average Daily VWAP per share of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer (the “Tender Offer Expiration Date”), in which event each Fixed Settlement Rate will be adjusted based on the following formula:

SR1 =	SR0 x	(FMV + (SP1 x OS1))
(SP1 x OS0)

where,

SR0 =      the Fixed Settlement Rate in effect immediately prior to the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

SR1 =      the Fixed Settlement Rate in effect immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date;

FMV =    the Fair Market Value of the aggregate value of all cash and any other consideration paid or payable for shares of Common Stock purchased in such tender offer or exchange offer (the “Purchased Shares”);

OS1 =      the number of shares of Common Stock outstanding immediately after the last time tenders or exchanges may be made pursuant to such tender or exchange offer on the Tender Offer Expiration Date (the “Tender Offer Expiration Time”) (after giving effect to such tender offer or exchange offer);

OS0 =      the number of shares of Common Stock outstanding immediately prior to the Tender Offer Expiration Time (prior to giving effect to such tender offer or exchange offer); and

SP1 =      the average of the Daily VWAPs of Common Stock for the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date.

The adjustments to the Fixed Settlement Rates under this Section 5.01(a)(v) shall become effective immediately after the close of business on the last Trading Day of the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date. provided that, for purposes of determining the Fixed Settlement Rate, in respect of any settlement during the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the Tender Offer Expiration Date, references within this Section 5.01(a)(v) to 10 consecutive Trading Days shall be deemed replaced with such lesser number of consecutive Trading Days as have elapsed between the beginning of the 10 consecutive Trading Day period and the relevant Settlement Date.

If the Company or one of its Subsidiaries is obligated to purchase Common Stock pursuant to any such tender offer or exchange offer but the Company or the relevant Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Fixed Settlement Rates shall be immediately readjusted to the Fixed Settlement Rates that would then be in effect if such tender offer or exchange offer had not been made.

(b)           Except as stated in subsection (a) above or as otherwise agreed, the Fixed Settlement Rates shall not be adjusted for the issuance of Common Stock or any securities convertible into or exchangeable for Common Stock or carrying the right to purchase any of the foregoing or for the repurchase of Common Stock. In addition, there shall be no adjustment to the Fixed Settlement Rates in case of the issuance of any shares of Common Stock in a merger, reorganization, acquisition, reclassification, recapitalization or other similar transaction except as provided in this Section 5.01 and Section 5.02.

(c)           To the extent that the Company has a rights plan in effect on any Determination Date, the Holder of such Purchase Contract will receive, in addition to Common Stock, the rights under the rights plan, unless, prior to the settlement of such Purchase Contract, the rights have separated from the Common Stock, in which case each Fixed Settlement Rate shall be adjusted at the time of separation as if the Company made a distribution to all or substantially all holders of Common Stock as described in Section 5.01(a)(iii)(A).

(d)           To the extent permitted by applicable law and the continued listing standards of the NYSE (or any other stock exchange on which the tMEDS, Separate Purchase Contracts or Common Stock may then be listed) the Company may, but shall not be required to, make such increases in each Fixed Settlement Rate as the Company deems advisable. The Company may only make such a discretionary increases if the Company makes the same proportionate adjustment to each Fixed Settlement Rate.

(e)           No adjustment in either Fixed Settlement Rate will be required unless such adjustment would require an increase or decrease of at least one percent; provided, however, that any such minor adjustments that are not required to be made will be carried forward and taken into account in any subsequent adjustment, and provided, further that, on any Determination Date, adjustments to the Fixed Settlement Rates shall be made with respect to any such adjustment carried forward which has not been taken into account prior to such Determination Date.

(f)            Adjustments to each Fixed Settlement Rate shall be calculated to the nearest 1/10,000th of a share.

(g)           No adjustment to the Fixed Settlement Rates shall be made if Holders of tMEDS or Separate Purchase Contracts may participate in the transaction (at a level based on the Maximum Settlement Rate) that would otherwise give rise to such adjustment at the same time and on the same terms as holders of Common Stock without having to settle such Holders’ Purchase Contracts.

(h)           Whenever the Fixed Settlement Rates are adjusted, the Company must deliver to the Purchase Contract Agent an Officers’ Certificate setting forth each Fixed Settlement Rate, detailing the calculation of each Fixed Settlement Rate and describing the facts upon which the adjustment is based. In addition, the Company must notify the Holders of tMEDS and Separate Purchase Contracts of the adjustment within 10 Business Days of any event requiring such adjustment and describe in reasonable detail the method by which each Fixed Settlement Rate was adjusted; such notification may be made by a press release (notwithstanding Section 1.06). The Purchase Contract Agent shall not at any time be under any duty or responsibility to any Holder of Purchase Contracts to determine whether any facts exist that may require any adjustment of any Fixed Settlement Rate or Exchange Property, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed in making the same. The Purchase Contract Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock or other Exchange Property that may at the time be delivered with respect to any Purchase Contract, and the Purchase Contract Agent makes no representation with respect thereto. The Purchase Contract Agent shall not be responsible for any failure of the Company to transfer or deliver any shares of Common Stock or other Exchange Property pursuant to a Purchase Contract or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 5. All calculations and determinations pursuant to this Article 5 shall be made by the Company or its agent and under no circumstances shall the Purchase Contract Agent have any responsibility with respect thereto.

(i)            Each adjustment to each Fixed Settlement Rate shall result in a corresponding adjustment to the Early Settlement Rate.

(j)            Each adjustment to each Fixed Settlement Rate will also result in a corresponding (but inverse) adjustment to the Reference Price and the Threshold Appreciation Price solely to determine which of the three clauses in the definition of Settlement Rate will be applicable on the Mandatory

Settlement Date. Such adjustment shall be made by dividing the Reference Price and Threshold Appreciation Price by a fraction, the numerator of which shall be the Minimum Settlement Rate immediately after such adjustment pursuant to Section 5.01 and the denominator of which shall be such Minimum Settlement Rate immediately before such adjustment.  The Company shall make appropriate adjustments to the Daily VWAPs prior to the relevant issuance date, Record Date, Ex-Date, effective date or Tender Offer Expiration Date, as the case may be, used to calculate the Applicable Market Value to account for any adjustments to the Fixed Settlement Rates and the Reference Price and Threshold Appreciation Price that become effective during (i) the 20 consecutive Trading Day period used for calculating the Applicable Market Value, and (ii) any period during which the Stock price is calculated for purposes of determining the Fundamental Change Early Settlement Rate.

(k)           For purposes of Section 5.01 and Section 5.02, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

Section 5.02.  Reorganization Events.  (a)  In the event of any consolidation, merger, amalgamation, winding up into, conversion, share exchange or other reorganization event or sale, assignment, conveyance, transfer, lease or other disposition of property or assets, in each case, pursuant to which Common Stock is converted into or exchanged for the right to receive other securities, cash or other property (each, a “Reorganization Event”), then, at and after the effective time of the Reorganization Event:

(i)           each Purchase Contract then outstanding shall, without the consent of the Holders, become a Purchase Contract to purchase the kind and amount of securities, cash or other property that a holder of Common Stock would have received in such Reorganization Event (the “Exchange Property” with each “unit of Exchange Property” being the kind and amount of Exchange Property that a holder of one share of Common Stock would have received in such Reorganization Event); provided that, in the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Exchange Property shall be deemed to be the weighted average of the kinds and amounts of consideration received by holders of Common Stock that affirmatively make an election; provided further, that the Company shall notify Holders of the composition of the Exchange Property as soon as practicable after such determination is made; and

(ii)           the number of units of Exchange Property for each Purchase Contract settled following the effective date of such Reorganization Event will be determined by the Fixed Settlement Rates then in effect on the applicable Settlement Date (without interest thereon and without any right to dividends or distributions thereon which have a Record Date prior to the Determination Date). Each Fixed Settlement Rate will be determined using the Applicable Market Value of a unit of Exchange Property, and such value will be determined with respect to:

(a)           any publicly traded securities that compose all or part of the Exchange Property, based on the Closing Price of such securities;

(b)           any cash that composes all or part of the Exchange Property, based on the amount of such cash; and

(c)           any other property that composes all or part of the Exchange Property, based on the value of such property as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such Reorganization Event, the Exchange Property shall be deemed to be the weighted average of the kinds and amounts of consideration received by holders of Common Stock that affirmatively make an election. The Company shall notify Holders of the composition of the Exchange Property as soon as practicable after such determination is made.

In the event of a Reorganization Event where the Company is not the Successor Company, such Successor Company formed by such Reorganization Event shall execute and deliver to the Purchase Contract Agent an agreement supplemental hereto providing that each Holder of an Outstanding Purchase Contract (whether or not included in a tMEDS) shall have the rights provided by this Section 5.02. Such supplemental agreement shall provide for adjustments which, for events subsequent to the effective date of such Reorganization Event, shall be as nearly equivalent as may be practicable to the adjustments provided for in Section 5.01 (with respect to any Exchange Property consisting of publicly traded common equity securities) and this Section 5.02.

The above provisions of this Section 5.02 shall similarly apply to successive Reorganization Events.

The Company shall not become a party to any Reorganization Event unless its terms are consistent with this Section 5.02.

ARTICLE 6
REMEDIES

Section 6.01.          Unconditional Right of Holders to Receive Shares of Common Stock. Each Holder of a Purchase Contract (whether or not included in a tMEDS) shall have the right, which is absolute and unconditional, to receive the shares of Common Stock pursuant to such Purchase Contract and to institute suit for the enforcement of any such right to receive the shares of Common Stock, and such right shall not be impaired without the consent of such Holder.

Section 6.02.          Notice to Purchase Contract Agent; Limitation on Proceedings. Holders of not less than 25% of outstanding Equity Linked Securities, by notice given to the Purchase Contract Agent, may request that the Purchase Contract Agent to institute proceedings with respect to a default relating to any covenant hereunder. No Holder of Equity Linked Securities may institute any proceedings, judicial or otherwise, with respect to this Agreement or for any remedy hereunder, except in the case of failure of the Purchase Contract Agent, for 60 days, to act after the Purchase Contract Agent has received a written request to institute proceedings in respect of a default with respect to any covenant hereunder from the Holders of not less than 25% of the Outstanding Purchase Contracts, as well as an offer of indemnity satisfactory to the Purchase Contract Agent against any loss, liability or expense which might be incurred by it in compliance with such request or direction.  However, the Purchase Contract Agent may refuse to follow any direction that conflicts with law or this Agreement or that it determines in good faith is unduly prejudicial to the rights of any other Holder not joining in the direction (it being understood that the Purchase Contract Agent does not have an affirmative duty to ascertain whether or not any such directions are unduly prejudicial to such Holders), subject to Section 7.01, or that would involve the Purchase Contract Agent in personal liability; provided, however, that the Purchase Contract Agent may take any other action deemed proper by the Purchase Contract Agent that is not inconsistent with such direction. This provision will not prevent any Holder of Purchase Contracts from instituting suit for the delivery of Common Stock deliverable upon settlement of the Purchase Contracts on the any Settlement Date.

Section 6.03.          Restoration of Rights and Remedies. If any Holder or the Purchase Contract Agent has instituted any proceeding to enforce any right or remedy under this Agreement and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to such Holder or the Purchase Contract Agent, then and in every such case, subject to any determination in such proceeding, the Company and such Holder or the Purchase Contract Agent shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of such Holder or the Purchase Contract Agent shall continue as though no such proceeding had been instituted.

Section 6.04.          Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.10, no right or remedy herein conferred upon or reserved to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.05.          Delay or Omission Not Waiver. No delay or omission of any Holder or the Purchase Contract Agent to exercise any right or remedy upon a default hereunder shall impair any such right or remedy or constitute a waiver of any such right. Every right and remedy given by this Article or by law to the Holders or the Purchase Contract Agent may be exercised from time to time, and as often as may be deemed expedient, by such Holders.

Section 6.06.          Undertaking for Costs. All parties to this Agreement agree, and each Holder of a Purchase Contract, by its acceptance of such Purchase Contract shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Agreement, or in any suit against the Purchase Contract Agent for any action taken, suffered or omitted by it as Purchase Contract Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and costs against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section shall not apply to any suit instituted by:

(a)           the Purchase Contract Agent,

(b)           any Holder, or group of Holders, holding in the aggregate more than 10% of the Outstanding Purchase Contracts, or

(c)           any Holder for the enforcement of the right to receive shares of Common Stock or other Exchange Property issuable upon settlement of the Purchase Contracts held by such Holder.

Section 6.07.          Waiver of Stay or Execution Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or assume or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Agreement; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Purchase Contract Agent or the Holders, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.08.          Control by Majority. The Holders of not less than a majority of the Outstanding Purchase Contracts shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or of exercising any trust or power conferred upon the Purchase Contract Agent; provided that the Purchase Contract Agent has received indemnity satisfactory to it. Notwithstanding the foregoing, the Purchase Contract Agent may refuse to follow any direction that is in conflict with any law, rule, regulation or order or the Purchase Contract Agreement and that may involve it in personal liability or be unduly prejudicial to the Holders of Purchase Contracts not joining in the action.

ARTICLE 7
THE PURCHASE CONTRACT AGENT

Section 7.01.          Certain Duties and Responsibilities.  (a)  The Purchase Contract Agent:

(i)            undertakes to perform, with respect to the Purchase Contracts, such duties and only such duties as are specifically delegated to it and set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Purchase Contract Agent; and

(ii)           in the absence of willful misconduct on its own part, may, with respect to the Purchase Contracts and Equity Linked Securities, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Purchase Contract Agent and conforming to the requirements of this Agreement but in the case of any such certificates or opinions that by any provision hereof are specifically required to be furnished to the Purchase Contract Agent, the Purchase Contract Agent shall be under a duty to examine the same to determine whether or not they conform in so far as matters of form but not substance are concerned to the requirements of this Agreement (but need not confirm or investigate the accuracy or completeness of the mathematical calculations or other facts, statements, opinions or conclusions stated or contained therein and may assume the genuineness of all signatures).

(b)           No provision of this Agreement shall be construed to relieve the Purchase Contract Agent from liability for its own grossly negligent action, its own grossly negligent failure to act, its own willful misconduct or its own bad faith, except that:

(i)            this subsection (b) shall not be construed to limit the effect of subsections (a) and (c) of this Section;

(ii)           the Purchase Contract Agent shall not be liable for any error of judgment made in good faith by a Responsible Officer or any other Person, unless it shall be proved that a Responsible Officer of the Purchase Contract Agent was grossly negligent in ascertaining the pertinent facts;

(iii)          the Purchase Contract Agent shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in number of the Outstanding Purchase Contracts, determined as provided herein, relating to the time, method and place of conducting any proceeding for any remedy available to the Purchase Contract Agent, or exercising any trust or power conferred upon the Purchase Contract Agent, under this Agreement with respect to the Outstanding Purchase Contracts.

(c)           No provision of this Agreement shall require the Purchase Contract Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability satisfactory to the Purchase Contract Agent is not provided to it.

(d)           Whether or not herein or therein expressly so provided, every provision of this Agreement relating to the conduct or affecting the liability of or affording protection to the Purchase Contract Agent shall be subject to the provisions of this Section 7.01.

Section 7.02.          Notice of Default. Within 90 days after a Responsible Officer of the Purchase Contract Agent has actual knowledge of the occurrence of any default by the Company hereunder, the Purchase Contract Agent shall transmit by mail to the Company and the Holders of Equity Linked Securities, as their names and addresses appear in the Security Register, notice of such default hereunder, unless such Responsible Officer of the Purchase Contract Agent has actual knowledge that such default shall have been cured or waived; provided, however, that the Purchase Contract Agent shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Purchase Contract Agent in good faith determines that the withholding of such notice is in the interest of Holders of Securities of such series.

Section 7.03.          Certain Rights of Purchase Contract Agent. Subject to the provisions of Section 7.01:

(a)           the Purchase Contract Agent may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate, Company Order, and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution;

(c)           whenever in the administration of this Agreement the Purchase Contract Agent shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Purchase Contract Agent (unless other evidence be herein specifically prescribed) may, in the absence of willful misconduct on its part, conclusively rely upon an Officers’ Certificate of the Company;

(d)           the Purchase Contract Agent may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)           the Purchase Contract Agent shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Purchase Contract Agent, in its discretion may make such reasonable further inquiry or investigation into such facts or matters related to the execution, delivery and performance of the Purchase Contracts as it may see fit, and, if the Purchase Contract Agent shall determine to make such further inquiry or investigation, it shall be given a reasonable opportunity, during the Company’s normal business hours, to examine the relevant books, records and premises of the Company, personally or by agent or attorney, and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(f)            the Purchase Contract Agent may execute any of the powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, or Affiliates and the Purchase Contract Agent shall not be responsible for any misconduct or negligence on the part of any agent, attorney or Affiliate appointed with due care by it hereunder;

(g)           the Purchase Contract Agent shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request or direction of any of the Holders pursuant to this Agreement, unless such Holders shall have provided to the Purchase Contract Agent security or indemnity satisfactory to the Purchase Contract Agent against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction;

(h)           the Purchase Contract Agent shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

(i)            the Purchase Contract Agent shall not be deemed to have notice or be charged with knowledge of any default hereunder unless a Responsible Officer of the Purchase Contract Agent has actual knowledge thereof or unless written notice of such a default is received by a Responsible Officer of the Purchase Contract Agent at the Corporate Trust Office of the Purchase Contract Agent, and such notice references the Purchase Contracts and this Agreement;

(j)            the Purchase Contract Agent may request that the Company deliver an Officers’ Certificate setting forth the names of individuals or titles of officers authorized at such time to take specified actions pursuant to this Agreement, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

(k)           the rights, privileges, protections, immunities and benefits given to the Purchase Contract Agent, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Purchase Contract Agent in each of its capacities hereunder (including as U.S. Trustee), and to each agent, custodian and other Person employed to act hereunder and each agent, custodian and other person employed to act hereunder; and

(l)            in no event shall either of the Purchase Contract Agent or the Trustees be responsible or liable for special, punitive, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Purchase Contact Agent or the Trustees has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 7.04.          Not Responsible for Recitals. The recitals contained herein and in the Certificates shall be taken as the statements of the Company, and the Purchase Contract Agent assumes no responsibility for their accuracy. The Purchase Contract Agent makes no representations as to the validity or sufficiency of either this Agreement or of the Purchase Contracts. The Purchase Contract Agent shall not be accountable for the use or application by the Company of the proceeds in respect of the Purchase Contracts.

Section 7.05.          May Hold tMEDS and Purchase Contracts. Any Security Registrar or any other agent of the Company, the Purchase Contract Agent, the U.S. Trustee or the Canadian Trustee and their respective Affiliates, in their individual or any other capacity, may become the owner of tMEDS, Separate Purchase Contracts and Separate Notes and may otherwise deal with the Company or any other Person with the same rights it would have if it were not Security Registrar or such other agent, or U.S. Trustee or the Purchase Contract Agent. The Company may become the owner of tMEDS, Separate Purchase Contracts and Separate Notes.

Section 7.06.          Money Held in Custody. Money held by the Purchase Contract Agent in custody hereunder need not be segregated from other funds except to the extent required by law or provided herein. The Purchase Contract Agent shall be under no obligation to invest or pay interest on any money received by it hereunder.

Section 7.07.          Compensation, Reimbursement and Indemnification. The Company agrees:

(a)           to pay to the Purchase Contract Agent, from time to time, compensation for all services rendered by it hereunder as the Company and the Purchase Contract Agent shall from time to time agree in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)           except as otherwise expressly provided for herein, to reimburse the Purchase Contract Agent upon its request for all reasonable expenses, disbursements and advances incurred or made by the Purchase Contract Agent in accordance with any provision of this Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be determined to have been caused by the Purchase Contract Agent’s own gross negligence, willful misconduct or bad faith; and

(c)           to indemnify the Purchase Contract Agent and any predecessor Purchase Contract Agent, the Trustees and their respective agents and representatives for, and to hold them harmless against, any loss, liability or expense (including, without limitation, damages, fines, penalties, suits, actions, demands, costs, and legal fees and expenses) incurred without gross negligence, willful misconduct or bad faith on their part, and further including taxes (other than taxes based upon, measured by or determined by the income of the Purchase Contract Agent or the Trustees) related to, arising out of or in connection with the acceptance or administration of the Purchase Contract Agent’s or the Trustees’ duties hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Company, a Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section 7.07.

The provisions of this Section shall survive the resignation and removal of the Purchase Contract Agent, the satisfaction and discharge of the Equity Linked Securities and the termination for any reason of this Agreement.

As security for the performance of the obligations of the Company under this Section the Purchase Contract Agent shall have a lien prior to the Securities upon all property and funds held or collected by the Purchase Contract Agent as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

Section 7.08.          Corporate Purchase Contract Agent Required; Eligibility. There shall at all times be a Purchase Contract Agent hereunder which shall be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having (or being a member of a bank holding company having) a combined capital and surplus of at least $50,000,000, subject to supervision or examination by Federal or State authority and having a corporate trust office in Minneapolis, Minnesota or the Borough of Manhattan, New York City, if there be such a corporation in Minneapolis, Minnesota or the Borough of Manhattan, New York City, qualified and eligible under this Article and willing to act on reasonable terms. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Purchase Contract Agent shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 7.09.          Resignation and Removal; Appointment of Successor.  (a)  No resignation or removal of the Purchase Contract Agent and no appointment of a successor Purchase Contract Agent pursuant to this Article shall become effective until the acceptance of appointment by the successor Purchase Contract Agent in accordance with the applicable requirements of Section 7.10.

(b)           The Purchase Contract Agent may resign at any time by giving written notice thereof to the Company at least 30 days prior to the effective date of such resignation. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the giving of such notice of resignation, the resigning Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(c)           The Purchase Contract Agent may be removed at any time by Act of the Holders of a majority in number of the Outstanding Purchase Contracts delivered to the Purchase Contract Agent and the Company. If the instrument of acceptance by a successor Purchase Contract Agent required by Section 7.10 shall not have been delivered to the Purchase Contract Agent within 30 days after the delivery of such Act, the removed Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(d)           If at any time:

(i)            the Purchase Contract Agent shall cease to be eligible under Section 7.08 and shall fail to resign after written request therefor by the Company or by any such Holder; or

(ii)           the Purchase Contract Agent shall be adjudged bankrupt or insolvent or a receiver of the Purchase Contract Agent or of its property shall be appointed or any public officer shall take charge or control of the Purchase Contract Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (x) the Company by a Board Resolution may remove the Purchase Contract Agent, or (y) any Holder who has been a bona fide Holder of a Purchase Contract for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Purchase Contract Agent and the appointment of a successor Purchase Contract Agent.

(e)           If the Purchase Contract Agent shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Purchase Contract Agent for any cause, the Company shall promptly appoint a successor Purchase Contract Agent and shall comply with the applicable requirements of Section 7.10. If no successor Purchase Contract Agent shall have been so appointed by the Company and accepted appointment in the manner required by Section 7.10, any Holder who has been a bona fide Holder of a Purchase Contract for at least six months, on behalf of itself and all others similarly situated, or the Purchase Contract Agent may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Purchase Contract Agent.

(f)            The Company shall give, or shall cause such successor Purchase Contract Agent to give, notice of each resignation and each removal of the Purchase Contract Agent and each appointment of a successor Purchase Contract Agent by mailing written notice of such event by first-class mail, postage prepaid, to Holders as their names and addresses appear in the applicable Security Register and to the Trustees. Each notice shall include the name of the successor Purchase Contract Agent and the address of its Corporate Trust Office.

(g)           At any time there shall be only one Purchase Contract Agent with respect to the Securities.

Section 7.10.          Acceptance of Appointment by Successor.  (a)  In case of the appointment hereunder of a successor Purchase Contract Agent, every such successor Purchase Contract Agent so appointed shall execute, acknowledge and deliver to the Company and to the retiring Purchase Contract Agent an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Purchase Contract Agent shall become effective and such successor Purchase Contract Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, agencies and duties of the retiring Purchase Contract Agent; but, at the written request of the Company or the successor Purchase Contract Agent, such retiring Purchase Contract Agent shall, upon its receipt of payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor Purchase Contract Agent all the rights, powers and trusts of the retiring Purchase Contract Agent (other than rights to indemnification, compensation and reimbursement of expenses) and shall duly assign, transfer and deliver to such successor Purchase Contract Agent all property and money held by such retiring Purchase Contract Agent hereunder (other than those relating to unassigned rights).

(b)           Upon request of any such successor Purchase Contract Agent, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Purchase Contract Agent all such rights, powers and agencies referred to in paragraph (a) of this Section.

(c)           No successor Purchase Contract Agent shall accept its appointment unless at the time of such acceptance such successor Purchase Contract Agent shall be qualified and eligible under this Article.

(d)           Upon acceptance of appointment by a successor Purchase Contract Agent as provided in this Section, the Company shall transmit notice of the succession of such trustee hereunder by mail, first class postage prepaid, to the Holders, as their names and addresses appear upon the Security Register. If the Company fails to transmit such notice within ten days after acceptance of appointment by the successor Purchase Contract Agent, the successor Purchase Contract Agent shall cause such notice to be transmitted at the expense of the Company.

Section 7.11.          Merger; Conversion; Consolidation or Succession to Business. Any corporation into which the Purchase Contract Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Purchase Contract Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Purchase Contract Agent, shall be the successor of the Purchase Contract Agent hereunder; provided that such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. If any Securities shall have been authenticated and executed on behalf of the Holders, but not delivered, by the Purchase Contract Agent then in office, any successor by merger, conversion or consolidation to such Purchase Contract Agent may adopt such authentication and execution and deliver the Securities so authenticated and executed with the same effect as if such successor Purchase Contract Agent had itself authenticated and executed such Purchase Contracts.

Section 7.12.          Preservation of Information; Communications to Holders.  (a)  The Purchase Contract Agent shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders as received by the Purchase Contract Agent in its capacity as Security Registrar.

(b)           If three or more Holders (such three or more Holders, the “Applicants”) apply in writing to the Purchase Contract Agent, and furnish to the Purchase Contract Agent reasonable proof that each such Applicant has owned a tMEDS or Separate Purchase Contract for a period of at least six months preceding the date of such application, and such application states that the Applicants desire to communicate with other Holders with respect to their rights under this Agreement or under the tMEDS or Separate Purchase Contracts and is accompanied by a copy of the form of proxy or other communication that such Applicants propose to transmit, then the Purchase Contract Agent shall mail to all the Holders copies of the form of proxy or other communication that is specified in such request, with reasonable promptness after a tender to the Purchase Contract Agent of the materials to be mailed and of payment, or provision for the payment acceptable to the Purchase Contract Agent, of the reasonable expenses of such mailing.

Section 7.13.          No Obligations of Purchase Contract Agent. Except to the extent otherwise expressly provided in this Agreement, the Purchase Contract Agent assumes no obligations and shall not be subject to any liability under this Agreement or Security evidencing a tMEDS or Purchase Contract in respect of the obligations of the Holder of any tMEDS or Purchase Contract thereunder. The Company agrees, and each Holder of a Note, by his or her acceptance thereof, shall be deemed to have agreed, that the Purchase Contract Agent’s execution of the Securities on behalf of the Holders shall be solely as agent and attorney-in-fact for the Holders, and that the Purchase Contract Agent shall have no obligation to perform such Purchase Contracts (whether held as components of tMEDS or Separate Purchase Contracts) on behalf of the Holders, except to the extent expressly provided in Article 3 hereof. Anything contained in this Agreement to the contrary notwithstanding, in no event shall the Purchase Contract Agent or its officers, employees or agents be liable under this Agreement to any third party for indirect, special, punitive, or consequential loss or damage of any kind whatsoever, including lost profits, whether or not the likelihood of such loss or damage was known to the Purchase Contract Agent.

Section 7.14.          Tax Compliance.  (a)  The Purchase Contract Agent shall comply with all applicable certification, information reporting and withholding (including “backup” withholding) requirements imposed by applicable tax laws, regulations or administrative practice with respect to (i) any shares of Common Stock delivered upon settlement of the Purchase Contracts, any amounts paid in lieu of fractional shares of Common Stock upon settlement of its Purchase Contracts, and any other amounts included in the Purchase Contract Settlement Fund paid to Holders upon settlement of any Purchase Contracts and (ii) the issuance, delivery, holding, transfer, redemption or exercise of rights under the Purchase Contracts. Such compliance shall include, without limitation, the preparation and timely filing at the expense of the Company of required returns and the timely payment of all amounts required to be withheld to the appropriate taxing authority or its designated agent.  Notwithstanding anything to the contrary, the Purchase Contract Agent’s obligations under this Section 7.14 shall extend only to form 1099 reporting and any applicable income withholding unless and until the Purchase Contract Agent is otherwise notified by the Company pursuant to Section 7.14(b) below.

(b)           The Purchase Contract Agent shall comply in accordance with the terms hereof with any written direction received from the Company with respect to the execution or certification of any required documentation and the application of such requirements to particular payments or Holders or in other particular circumstances, and may for purposes of this Agreement conclusively rely on any such direction in accordance with the provisions of Section 7.01(a)(ii) hereof.

(c)           The Purchase Contract Agent shall maintain, and the Company shall cooperate in the maintenance of all appropriate records documenting compliance with such requirements, and shall make such records available, on written request, to the Company or its authorized representative within a reasonable period of time after receipt of such request.

Section 7.15.          Rights of the Trustees.  The rights, privileges, protections, immunities and benefits given to the Trustees under the Indenture, as applicable, are hereby incorporated by reference in this Agreement as if set forth in their entirety herein.

ARTICLE 8
SUPPLEMENTAL AGREEMENTS

Section 8.01.          Supplemental Agreements Without Consent of Holders. Without the consent of any Holders, the Company, the Purchase Contract Agent and the U.S. Trustee, at any time and from time to time, may enter into one or more agreements supplemental hereto, in form satisfactory to the Company, the Purchase Contract Agent and the U.S. Trustee, to:

(i)            evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company under this Agreement, the tMEDS and the Separate Purchase Contracts;

(ii)           add to the covenants for the benefit of Holders or to surrender any of the Company’s rights or powers under this Agreement;

(iii)          evidence and provide for the acceptance of appointment of a successor Purchase Contract Agent;

(iv)          make provision with respect to the rights of Holders pursuant to adjustments in the Settlement Rate due to any Reorganization Event;

(v)           conform the provisions of this Agreement to the “Description of the purchase contracts” and “Description of the tMEDS” sections in the Prospectus Supplement, as set forth in an Officers’ Certificate; or

(vi)          cure any ambiguity or manifest error, correct or supplement any provisions that may be inconsistent, provided, however, that any such action shall not adversely affect the interests of Holders.

; provided however, that any such modification which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

Section 8.02.          Supplemental Agreements With Consent of Holders. With the consent of the Holders of not less than a majority of the Outstanding Purchase Contracts voting together as one class, by Act of said Holders delivered to the Company, the Purchase Contract Agent and the U.S. Trustee, the Company, when authorized by a Board Resolution, and the Purchase Contract Agent and the U.S. Trustee may enter into an agreement or agreements supplemental hereto for the purpose of modifying in any manner the terms of the Purchase Contracts, or the provisions of this Agreement or the rights of the Holders in respect of the Purchase Contracts; provided, further, however, that, except as contemplated herein, no such supplemental agreement shall, without the consent of each Holder of an Outstanding Purchase Contract affected thereby,

(i)            reduce the number of shares of Common Stock deliverable upon settlement of the Purchase Contracts;

(ii)           change the Mandatory Settlement Date, the right to settle Purchase Contracts early or the Fundamental Change Early Settlement Right;

(iii)          reduce the above-stated percentage of Outstanding Purchase Contracts the consent of the Holders of which is required for the modification or amendment of the provisions of the Purchase Contracts or this Agreement; or

(iv)          impair the right to institute suit for the enforcement of the Purchase Contracts.

; provided however, that any such modification which adversely affects the Canadian Trustee shall also require the consent of the Canadian Trustee.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental agreement, but it shall be sufficient if such Act shall approve the substance thereof.

Section 8.03.          Execution of Supplemental Agreements. In executing, or accepting the additional agencies created by, any supplemental agreement permitted by this Article or the modifications thereby of the agencies created by this Agreement, the Purchase Contract Agent and the U.S. Trustee shall be provided, and shall be fully protected in conclusively relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such supplemental agreement is authorized or permitted by this Agreement and that any and all conditions precedent to the execution and delivery of such supplemental agreement have been satisfied and that such supplemental agreement is the legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms.  The Purchase Contract Agent may, but shall not be obligated to, enter into any such supplemental agreement that affects the Purchase Contract Agent’s own rights, duties or immunities under this Agreement or otherwise and shall have the right to indemnity as provided in Article 7 of this Agreement.

Section 8.04.          Effect of Supplemental Agreements. Upon the execution of any supplemental agreement under this Article, this Agreement shall be modified in accordance therewith, and such supplemental agreement shall form a part of this Agreement for all purposes; and every Holder of Securities theretofore or thereafter authenticated, executed on behalf of the Holders and delivered hereunder, shall be bound thereby.

Section 8.05.          Reference to Supplemental Agreements. Securities authenticated, executed on behalf of the Holders and delivered after the execution of any supplemental agreement pursuant to this Article may, and shall if required by the Purchase Contract Agent, bear a notation in form approved by the Purchase Contract Agent as to any matter provided for in such supplemental agreement. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Purchase Contract Agent, the U.S. Trustee and the Company, to any such supplemental agreement may be prepared and executed by the Company and authenticated, executed on behalf of the Holders and delivered by the Purchase Contract Agent in exchange for outstanding Securities (by the Purchase Contract Agent and the U.S. Trustee, as applicable).

Section 8.06.          Notice of Supplemental Agreements. After any supplemental agreement under this Article becomes effective, the Company shall send to the Holders and the Trustees a notice briefly describing such supplemental agreements; provided, however, that the failure to give such notice to all

Holders, or any defect therein, shall not impair or affect the validity of any supplemental agreement under this Article 8.

ARTICLE 9
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

Section 9.01.          Covenant Not to Consolidate, Merge, Convey, Transfer or Lease Property Except Under Certain Conditions. The Company covenants that it will not consolidate with or merge or amalgamate with or into or wind up into (whether or not the Company is the surviving corporation), or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of the properties and assets of it and its Subsidiaries, taken as a whole, in one or more related transactions, to any Person unless:

(i)            the resulting, surviving or transferee Person (the “Successor Company”) is a corporation organized and existing under the laws of Canada or any province or territory thereof, or of the United States of America or any state thereof or the District of Columbia and that entity expressly assumes the Company’s obligations under the Purchase Contracts and this Agreement;

(ii)           the Successor Company is not, immediately after the consolidation, merger, amalgamation, winding up into or sale, assignment, conveyance, transfer, lease or other disposition, in default of its obligations under the Purchase Contracts or this Agreement; and

(iii)          the Company has delivered to the Purchase Contract Agent an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance and such supplemental agreement, if any, comply with this Article 9 and that all conditions precedent herein provided for related to such transaction have been complied with.

Section 9.02.          Rights and Duties of Successor Entity. In case of any such consolidation, merger, amalgamation, winding up into or sale, assignment, conveyance, transfer or other disposition (but not any such lease) and upon any such assumption by a successor entity in accordance with Section 9.01, such successor entity shall succeed to and be substituted for the Company with the same effect as if it had been named herein as the Company. Such successor entity thereupon may cause to be signed, and may issue either in its own name or in the name of Thompson Creek Metals Company Inc., any or all of the Securities evidencing tMEDS or Purchase Contracts issuable hereunder which theretofor shall not have been signed by the Company and delivered to the Purchase Contract Agent; and, upon the Company Order of such successor entity, instead of the Company, and subject to all the terms, conditions and limitations in this Agreement prescribed, the Purchase Contract Agent shall authenticate and execute on behalf of the Holders and deliver any such Securities that previously shall have been signed and delivered by the officers of the Company to the Purchase Contract Agent for authentication and execution, and any such Security evidencing tMEDS or Purchase Contracts that such successor corporation thereafter shall cause to be signed and delivered to the Purchase Contract Agent for that purpose. All the Securities issued shall in all respects have the same legal rank and benefit under this Agreement as the Securities theretofore or thereafter issued in accordance with the terms of this Agreement as though all of such Securities had been issued at the date of the execution hereof.

In the event of any such merger, consolidation, conversion, sale, assignment, transfer, lease or conveyance, such change in phraseology and form (but not in substance) may be made in the Equity Linked Securities thereafter to be issued as may be appropriate.

ARTICLE 10
COVENANTS OF THE COMPANY

Section 10.01.        Performance Under Purchase Contracts. The Company covenants and agrees for the benefit of the Holders from time to time of the Purchase Contracts that it will duly and punctually perform its obligations under the Purchase Contracts in accordance with the terms of the Purchase Contracts and this Agreement.

Section 10.02.        Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, New York City or Minneapolis, Minnesota an office or agency where Securities may be presented or surrendered for acquisition of shares of Common Stock upon settlement of the Purchase Contracts on the Mandatory Settlement Date or any Early Settlement Date and where notices and demands to or upon the Company in respect of the Purchase Contracts and this Agreement may be served. The Company will give prompt written notice to the Purchase Contract Agent of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Purchase Contract Agent with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office, and the Company hereby appoints the Purchase Contract Agent as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York City or Minneapolis, Minnesota for such purposes. The Company will give prompt written notice to the Purchase Contract Agent of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates as the place of payment for the Purchase Contracts the Corporate Trust Office and appoints the Purchase Contract Agent at its Corporate Trust Office as paying agent in such city.

Section 10.03.        Statements of Officers of the Company as to Default; Notice of Default.  (a)  The Company will deliver to the Purchase Contract Agent, within 120 days after the end of each fiscal year of the Company (which fiscal year end as of the date hereof is December 31) ending after the date hereof, an Officers’ Certificate (one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Company), stating whether or not to the knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

(b)           The Company shall deliver to the Purchase Contract Agent, as soon as possible but, in any event, within five days after the Company becomes aware of the occurrence thereof, notice of any default in the performance and observance of any of the terms, provisions and conditions hereof and the status thereof.

Section 10.04.        Existence. Except as otherwise permitted under Article 9, the Company will do or cause to be done all things necessary to maintain in full force its legal existence, rights (charter and statutory) and franchises, except that the Company is not required to preserve any right or franchise if the Company determines that it is no longer desirable in the conduct of its business.

Section 10.05.        Company to Reserve Common Stock. The Company shall at all times prior to the Mandatory Settlement Date reserve and keep available, free from preemptive rights or other encumbrances, out of its authorized but unissued Common Stock, solely for issuance upon settlement of the Purchase Contracts, that number of shares of Common Stock as shall from time to time be issuable upon the settlement of all Outstanding Purchase Contracts (whether or not included in a tMEDS), assuming settlement at the Maximum Settlement Rate.

Section 10.06.        Covenants as to Common Stock; Listing. The Company covenants that all shares of Common Stock that may be issued upon settlement of any Purchase Contract represented by the Outstanding Securities will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable, free from all taxes, liens and charges and not subject to any preemptive rights.

The Company further covenants that, if at any time the Common Stock shall be listed on the NYSE or any other national securities exchange, the Company will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all Common Stock issuable upon settlement of the Purchase Contracts; provided, however, that, if the rules of such exchange system permit the Company to defer the listing of such Common Stock until the first delivery of Common Stock upon settlement of Purchase Contracts in accordance with the provisions of this Agreement, the Company covenants to list such Common Stock issuable upon settlement of the Purchase Contracts in accordance with the requirements of such exchange at such time.

The Company shall apply to list the tMEDS on the NYSE under the symbol “TC PR T.”  In addition, if (a) a sufficient number of tMEDS are separated into Separate Purchase Contracts and Separate Notes and traded separately such that applicable listing requirements are met and (b) the Holders of such Separate Purchase Contracts and Separate Notes request that the Company list such Separate Purchase Contracts and Separate Notes, the Company shall endeavor to list such Separate Purchase Contracts and Separate Notes on an exchange of the Company’s choosing (which may or may not be the NYSE) subject to applicable listing requirements.

Section 10.07.        Separate Instruments. The Company agrees and by purchasing a tMEDS, each Beneficial Owner agrees and each Holder agrees for all purposes, including for United States and Canadian federal income tax purposes, to treat:

(1)           a tMEDS as an investment unit composed of two separate instruments, in accordance with its form;

(2)           the Notes as indebtedness of the Company; and

(3)           in the case of each Beneficial Owner acquiring the tMEDS at original issuance, allocate the Stated Amount of each tMEDS between the Purchase Contract and Note so that such Beneficial Owner’s initial tax basis in each Purchase Contract will be $20.924688 and each such Beneficial Owner’s initial tax basis in each Note will be $4.075312.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchase Contract Agent

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as U.S. Trustee under the Indenture

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Attorney-in-Fact of the Holders from time to time as provided under the Purchase Contract Agreement

By:	/s/ Lynn M. Steiner
Name: Lynn M. Steiner
Title: Vice President

VALIANT TRUST COMPANY ,
as Canadian Trustee under the Indenture

By:	/s/ Dan Sander
Name: Dan Sander
Title: Director, Trust Services

[Signature Page to the Purchase Contract Agreement]

EXHIBIT A

[FORM OF FACE OF tMEDS]

[THIS tMEDS IS A GLOBAL tMEDS WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS tMEDS IS EXCHANGEABLE FOR PURCHASE CONTRACTS REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS tMEDS (OTHER THAN A TRANSFER OF THIS tMEDS AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS tMEDS IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY tMEDS ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]*

* Include if a Global tMEDS.

THOMPSON CREEK METALS COMPANY INC.

6.50% tMEDS

CUSIP No. 884768 300

ISIN No. CA8847683007

No.	[Initial]* Number of tMEDS:

Thompson Creek Metals Company Inc., a corporation governed by the Business Corporation Act (British Columbia) (the “Company,” which term includes any successor corporation under the Purchase Contract Agreement hereinafter referred to) certifies that [CEDE & CO.]* [                     ] (the “Holder”), or registered assigns, is the registered owner of [the number of tMEDS set forth above] [the number of tMEDS shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed 8,800,000 tMEDS (except that such maximum may be increased by a number equal to the aggregate number of any additional tMEDS purchased by the Underwriters pursuant to the exercise of their option to purchase additional tMEDS as set forth in the Underwriting Agreement)]*.

Each tMEDS consists of (i) a Purchase Contract and (ii) a Note, in each case issued by the Company. Each tMEDS evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 11, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, Wells Fargo Bank, National Association, as Purchase Contract Agent (including its successors hereunder) and as attorney-in-fact for the Holders of Purchase Contracts from time to time (the “Purchase Contract Agent”), Wells Fargo Bank, National Association, as U.S. Trustee under the Indenture (including its successors hereunder, the “U.S. Trustee”) and Valiant Trust Company, as Canadian Trustee under the Indenture.

Reference is hereby made to the Purchase Contract Agreement and the Indenture and, in each case supplemental agreements thereto, for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustees, the Company, and the Holders and of the terms upon which the tMEDS are, and are to be, executed and delivered.

Upon the conditions and under the circumstances set forth in the Purchase Contract Agreement, Holders of tMEDS shall have the right to separate a tMEDS into its component parts, and a Holder of a Separate Purchase Contract and Separate Note shall have the right to recreate a tMEDS.

The Company agrees, and by purchasing a tMEDS each Holder agrees, for all purposes, including for United States and Canadian federal income tax purposes, (1) to treat a tMEDS as an investment unit composed of two separate instruments, in accordance with its form; (2) to treat the Notes as indebtedness; and (3) in the case of each Beneficial Owner acquiring the tMEDS at original issuance, to allocate the Stated Amount of each tMEDS between the Purchase Contract and Note so that such Beneficial Owner’s initial tax basis in each Purchase Contract will be $20.924688 and each such Beneficial Owner’s initial tax basis in each Note will be $4.075312.

The tMEDS, and any claim, controversy or dispute arising under or related to the tMEDS, shall be governed by, and construed in accordance with, the laws of the State of New York.

Capitalized terms used herein and not defined have the meanings given to such terms in the Purchase Contract Agreement.

In the case of any conflict between this tMEDS and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGE]

* Include if a Global tMEDS.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THOMPSON CREEK METALS COMPANY INC.

By:
Name:
Title:

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts attached hereto)

By:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

tMEDS CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT AND U.S. TRUSTEE UNDER THE INDENTURE

This is one of the tMEDS referred to in the within-mentioned Purchase Contract Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Purchase Contract Agent

By:
Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as U.S. Trustee under the Indenture

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF tMEDS]

[Intentionally Blank]

SCHEDULE A

[INCLUDE IF A GLOBAL tMEDS]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL tMEDS

The initial number of tMEDS evidenced by this Global tMEDS is                  . The following increases or decreases in this Global tMEDS have been made:

Date	Amount of increase in number of tMEDS evidenced by the Global tMEDS	Amount of decrease in number of tMEDS evidenced by the Global tMEDS	Number of tMEDS evidenced by the Global tMEDS following such decrease or increase	Signature of authorized signatory of Security Registrar

ATTACHMENT 1

[FORM OF SEPARATION NOTICE]

Wells Fargo Bank, National Association

Corporate Trust Services, MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Facsimile: 612-667-9825

Attention Thompson Creek Metals Company Inc. Account Manager

Re:          Separation of [Global]* tMEDS

The undersigned [Beneficial Owner]* hereby notifies you that it wishes to separate                tMEDS [as to which it holds a Book-Entry Interest]* into the applicable number of Notes and the applicable number of Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated May 11, 2012 among the Company, Wells Fargo Bank, National Association, as Purchase Contract Agent and as attorney-in-fact for the Holders of the Purchase Contracts from time to time, Wells Fargo Bank, National Association, as U.S. Trustee under the Indenture, and Valiant Trust Company, as Canadian Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Owner has instructed the undersigned Depositary Participant to transfer to you its Book-Entry Interests]* the number of tMEDS specified in the immediately succeeding paragraph. The undersigned [includes herewith]**[Beneficial Owner has furnished the undersigned Depositary Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]**[transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]* (i) the number of Separate Notes and (ii) number of Separate Purchase Contracts represented by the number of tMEDS specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

* Include if a Global tMEDS.

**Exclude if a Global tMEDS.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]** [Depositary Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner] *.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITARY PARTICIPANT] *

Name:

Address:

Attest

By:

* Include if a Global tMEDS.

** Exclude if a Global tMEDS.

ATTACHMENT 2

[FORM OF RECREATION NOTICE]

Wells Fargo Bank, National Association

Corporate Trust Services, MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Facsimile: 612-667-9825

Attention Thompson Creek Metals Company Inc. Account Manager

Re:          Recreation of [Global]* tMEDS

The undersigned [Beneficial Owner]*hereby notifies you that it wishes to recreate                      tMEDS [as to which it holds a Book-Entry Interest]* from the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts in accordance with the Purchase Contract Agreement (the “Purchase Contract Agreement”) dated May 11, 2012 among the Company, Wells Fargo Bank, National Association, as Purchase Contract and as attorney-in-fact for the Holders of the Purchase Contracts from time to time, Wells Fargo Bank, National Association, as U.S. Trustee under the Indenture, and Valiant Trust Company, as Canadian Trustee under the Indenture. Terms used and not defined herein have the meaning assigned to such terms in the Purchase Contract Agreement.

The undersigned [includes herewith]** [Beneficial Owner has instructed the undersigned Depositary Participant to transfer to you its Book-Entry Interests in]* the applicable number of Separate Notes and the applicable number of Separate Purchase Contracts sufficient for the recreation of the number of tMEDS specified above. The undersigned [includes herewith]** [Beneficial Owner has furnished the undersigned Depositary Participant with]* the appropriate endorsements and documents and paid all applicable transfer or similar taxes, if any, to the extent required by the Purchase Contract Agreement.

Please [deliver to the undersigned’s address specified below]**[transfer to the account of the undersigned Beneficial Owner with the undersigned Depositary Participant the beneficial interests in]* the number of tMEDS specified above.

[SIGNATURES ON THE FOLLOWING PAGE]

* Include if a Global tMEDS.

**Exclude if a Global tMEDS.

IN WITNESS WHEREOF, the [undersigned has caused this instrument to be duly executed]**[Depositary Participant has caused this instrument to be duly executed on behalf of itself and the undersigned Beneficial Owner]*.

Dated:

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

[NAME OF DEPOSITARY PARTICIPANT]*

Name:

Address:

Attest

By:

* Include if a Global tMEDS.

**Exclude if a Global tMEDS.

ATTACHMENT 3

THOMPSON CREEK METALS COMPANY INC.

PURCHASE CONTRACTS

No.	Initial Number of Purchase Contracts:

Thompson Creek Metals Company Inc., a corporation governed by the Business Corporation Act (British Columbia) (the “Company,” which term includes any successor corporation under the Purchase Contract Agreement hereinafter referred to) certifies that Wells Fargo Bank, National Association, as attorney-in-fact for Holders of Purchase Contracts evidenced hereby (the “Holder”), or registered assigns, is the registered owner of the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed 8,800,000 Purchase Contracts at any time (except that such maximum may be increased by a number of Purchase Contracts equal to the aggregate number of additional tMEDS, if any, purchased by the Underwriters pursuant to the exercise of their option to purchase additional tMEDS as set forth in the Underwriting Agreement).

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein that are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, no par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in which event the provisions of Section 4.04 or Section 4.05 of the Purchase Contract Agreement shall apply, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THOMPSON CREEK METALS COMPANY INC.

By:
Name:
Title:

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

REVERSE OF PURCHASE CONTRACT

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 11, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, Wells Fargo Bank, National Association, as Purchase Contract Agent (including its successors hereunder) and as attorney-in-fact for the Holders of Purchase Contracts from time to time (the “Purchase Contract Agent”), Wells Fargo Bank, National Association, as U.S. Trustee under the Indenture, and Valiant Trust Company, as Canadian Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustees, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.07 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Stock.

Each Purchase Contract (whether or not included in a tMEDS) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                    , to transfer said Purchase Contracts on the books of Thompson Creek Metals Company Inc. with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature
Signature Guarantee:
(if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the Sections 4.04 or 4.05 of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACTS

The initial number of Purchase Contracts evidenced by this certificate is                  . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced by this Certificate	Amount of decrease in number of Purchase Contracts evidenced by this Certificate	Number of Purchase Contracts evidenced by this certificate following such decrease or increase	Signature of authorized signatory of Security Registrar

ATTACHMENT 4

THOMPSON CREEK METALS COMPANY INC.

11.68% SENIOR AMORIZING NOTES
DUE MAY 15, 2015

No.	Initial Number of Notes:

THOMPSON CREEK METALS COMPANY INC., a corporation governed by the Business Corporations Act (British Columbia) (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Wells Fargo Bank, National Association, as attorney-in-fact for Holders of the Notes evidenced hereby (the “Holder”) or registered assigns, the initial principal sum of $4.075312 for each of the number of Notes set forth above, or such other number of Notes as set forth in the Schedule of Increases or Decreases in a Global Note attached hereto, which shall not exceed 8,800,000 Notes at any time (except that such maximum may be increased by a number of Notes equal to the aggregate number of any additional tMEDS purchased by the Underwriters pursuant to the exercise of their option to purchase additional tMEDS as set forth in the Underwriting Agreement), in quarterly Installment Payments (each such payment, an “Installment Payment” constituting a payment of interest at the rate per year of 11.68% and a partial repayment of principal) payable on February 15, May 15, August 15 and November 15 of each year (each such date, an “Installment Payment Date ” and the period from, and including, May 11, 2012 to, but excluding, the first Installment Payment Date and each subsequent full quarterly period from and including an Installment Payment Date to, but excluding, the immediately succeeding Installment Payment Date, an “Installment Payment Period”), commencing on August 15, 2012, all as set forth on the reverse hereof, with the final Installment Payment due and payable on May 15, 2015.

The Installment Payment payable on any Installment Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an Installment Payment is payable for any period shorter or longer than a full Installment Payment Period, such Installment Payment shall be computed on the basis of the actual number of days elapsed per 30-day month.

In the event that any date on which an Installment Payment is payable is not a Business Day, then the Installment Payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such Installment Payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Installment Payment was originally due.

Installment Payments shall be paid to the person in whose name the Note is registered at the close of business 15 calendar days preceding such Installment Payment Date (each, a “Regular Record Date”).

Installment Payments shall be payable at the office or agency of the Company maintained for that purpose in accordance with the provisions of the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the U.S. Trustee.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

Reference is hereby made to the further provisions set forth on the reverse side hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THOMPSON CREEK METALS COMPANY INC., as Issuer

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as U.S. Trustee

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF NOTE]

THOMPSON CREEK METALS COMPANY INC.

11.68% SENIOR AMORIZING NOTES
DUE MAY 15, 2015

This Note is one of a duly authorized series of Securities of the Company designated as its 11.68% Senior Amortizing Notes due May 15, 2015 (herein sometimes referred to as the “Notes”), issued under the Indenture, dated as of May 11, 2012, between the Company and Wells Fargo Bank, National Association, as trustee (the “U.S. Trustee”), which term includes any successor trustees under the Indenture) (the “Base Indenture,” and, as supplemented by the Third Supplemental Indenture, dated May 11, 2012 (the “Supplemental Indenture”), among the Company, the U.S. Trustee and Valiant Trust Company, as Canadian trustee and Valiant Trust Company, Canadian trustee (the “Canadian Trustee”, together with the U.S. Trustee, the “Trustees”) (the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustees, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in said Supplemental Indenture.

Each installment shall constitute a payment of interest (at a rate of 11.68% per annum) and a partial repayment of principal on the Note, allocated as set forth in the schedule below:

Installment Payment Date	Amount of Principal	Amount of Interest
August 15, 2012	$0.299968	$0.124338
November 15, 2012	$0.295966	$0.110284
February 15, 2013	$0.304612	$0.101638
May 15, 2013	$0.313510	$0.092740
August 15, 2013	$0.322668	$0.083582
November 15, 2013	$0.332094	$0.074156
February 15, 2014	$0.341795	$0.064455
May 15, 2014	$0.351779	$0.054471
August 15, 2014	$0.362055	$0.044195
November 15, 2014	$0.372631	$0.033619
February 15, 2015	$0.383516	$0.022734
May 15, 2015	$0.394720	$0.011530

This Note will not be subject to redemption at the option of the Company. This Note is not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default (other than an Event of Default described in Section 6.01(g) or Section 6.01(h) of the Supplemental Indenture) occurs and is continuing, the U.S. Trustee by written notice to the Company, specifying the Event of Default, or the holders of at least 25% in principal amount of the then outstanding Notes by written notice to the Company and the U.S. Trustee, may, and the U.S. Trustee at

the written request of such Holders shall, declare all Notes to be due and payable. Upon such a declaration of acceleration, all amounts on the Notes payable on all of the Notes shall be due and payable immediately.  This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustees, may waive all defaults and rescind and annul such declaration and its consequences, if certain conditions are met as set forth in the Indenture.

If an Event of Default described in Section 6.01(g) or Section 6.01(h) of the Supplemental Indenture occurs and is continuing, all amounts payable on all the Notes shall be due and payable immediately and automatically without any declaration or other act on the part of the U.S. Trustee or any Holders.

The Indenture permits, with certain exceptions as therein provided, the Company and the U.S. Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay installments on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

The Notes are originally being issued as part of the 6.50% tMEDS (the “tMEDS”) issued by the Company pursuant to the Purchase Contract Agreement, dated as of May 11, 2012, among the Company, Wells Fargo Bank, National Association, as Purchase Contract Agent, as U.S. Trustee and as attorney-in-fact for the holders of Purchase Contracts from time to time, and Valiant Trust Company as Canadian Trustee (the “Purchase Contract Agreement”).  Holders of tMEDS have the right to separate such tMEDS into their constituent parts, consisting of Separate Purchase Contracts and Separate Notes, during the times, and under the circumstances, described in the Purchase Contract Agreement. Following separation of any tMEDS into its constituent Separate Note and Separate Purchase Contract, the Separate Notes are transferable independently from the Separate Purchase Contracts. In addition, Separate Notes can be recombined with Separate Purchase Contracts to recreate tMEDS, as provided for in the Purchase Contract Agreement.  Reference is hereby made to the Purchase Contract Agreement for a more complete description of the terms thereof applicable to the tMEDS and Notes.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered by the Registrar on its books and records, upon surrender of this Note for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the U.S. Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are initially issued in the form of Global Securities without coupons in initial minimum denominations of one Note and integral multiples in excess thereof.

No charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

The Company, the U.S. Trustee and any agent of the Company or the U.S. Trustee may deem and treat the Holder in whose name any Note shall be registered upon books and records of Registrar for the Notes as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving Installment Payments on such Note and for all other purposes; and neither the Company nor the U.S. Trustee nor any agent of the Company or the U.S. Trustee shall be affected by any notice to the contrary.

This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, for all purposes shall be governed by and construed in accordance with the laws of the State of New York.

Each of the Company and the Trustees, and each Holder of a Security by its acceptance thereof, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or this Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, Officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders hereof and as part of the consideration for the issue of this Note.

The Company and each Holder agrees, for United States and Canadian federal income tax purposes, to treat the Notes as indebtedness.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints

agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:
Signature:
Signature Guarantee:

(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

Attest:

By:
Name
Title:

SCHEDULE A

SCHEDULE OF INCREASES OR DECREASES IN THE NOTES

The initial number of Notes evidenced by this Certificate is                   . The following increases or decreases in this Certificate have been made:

Date	Amount of decrease in number of Notes evidenced by this Certificate	Amount of increase in number of Notes evidenced by this Certificate	Number of Notes evidenced by this Certificate following such decrease (or increase)	Signature of authorized signatory of the Registrar

A-1

EXHIBIT B

[FORM OF FACE OF PURCHASE CONTRACT]

 [THIS PURCHASE CONTRACT IS A GLOBAL PURCHASE CONTRACT WITHIN THE MEANING OF THE PURCHASE CONTRACT AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS PURCHASE CONTRACT IS EXCHANGEABLE FOR A PURCHASE CONTRACT REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE PURCHASE CONTRACT AGREEMENT AND NO TRANSFER OF THIS PURCHASE CONTRACT (OTHER THAN A TRANSFER OF THIS PURCHASE CONTRACT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS PURCHASE CONTRACT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY PURCHASE CONTRACT ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]*

* Include if a Global Purchase Contract.

THOMPSON CREEK METALS COMPANY INC.

PURCHASE CONTRACTS

CUSIP No. 884768 128

ISIN No. CA8847681282

No.	[Initial]* Number of Purchase Contracts:

Thompson Creek Metals Company Inc., a corporation governed by the Business Corporation Act (British Columbia) (the “Company,” which term includes any successor corporation under the Purchase Contract Agreement hereinafter referred to) certifies that [CEDE & CO.]* (the “Holder”), or registered assigns, is the registered owner of [the number of Purchase Contracts set forth above] [the number of Purchase Contracts shown on Schedule A hereto, which number may from time to time be reduced or increased, as appropriate in accordance with the terms of the Purchase Contract Agreement (as defined below), but which shall not exceed 8,800,000 Purchase Contracts at any time (except that such maximum may be increased by a number of Purchase Contracts equal to the aggregate number of additional tMEDS, if any, purchased by the Underwriters pursuant to the exercise of their option to purchase additional tMEDS as set forth in the Underwriting Agreement)].*

Each Purchase Contract consists of the rights of the Holder under such Purchase Contract with the Company. All capitalized terms used herein that are defined in the Purchase Contract Agreement (as defined on the reverse hereof) have the meaning set forth therein.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract on the Mandatory Settlement Date a number shares of common stock, no par value (“Common Stock”), of the Company equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in which event the provisions of Section 4.04 or Section 4.05 of the Purchase Contract Agreement shall apply, all as provided in the Purchase Contract Agreement and more fully described on the reverse hereof.

Reference is hereby made to the further provisions set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

[SIGNATURES ON THE FOLLOWING PAGE]

* Include if a Global Purchase Contract.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

THOMPSON CREEK METALS COMPANY INC.

By:
Name:
Title:

REGISTERED HOLDER(S) (as to obligations of such holder(s) under the Purchase Contracts evidenced hereby)

By:	WELLS FARGO BANK, NATIONAL ASSOCIATION, not individually but solely as Attorney-in-Fact of such holder(s)

By:
Name:
Title:

PURCHASE CONTRACT CERTIFICATE OF AUTHENTICATION
OF PURCHASE CONTRACT AGENT

This is one of the Purchase Contracts referred to in the within-mentioned Purchase Contract Agreement.

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Purchase Contract Agent

By:
Authorized Signatory

Dated:

[FORM OF REVERSE OF PURCHASE CONTRACT]

Each Purchase Contract evidenced hereby is governed by a Purchase Contract Agreement, dated as of May 11, 2012 (as may be supplemented from time to time, the “Purchase Contract Agreement”), among the Company, Wells Fargo Bank, National Association, as Purchase Contract Agent (including its successors hereunder) and as attorney-in-fact for the Holders of Purchase Contracts from time to time (the “Purchase Contract Agent”), Wells Fargo Bank, National Association, as U.S. Trustee under the Indenture, and Valiant Trust Company, as Canadian Trustee under the Indenture. Reference is hereby made to the Purchase Contract Agreement and supplemental agreements thereto for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Purchase Contract Agent, the Trustees, the Company and the Holders and of the terms upon which the Purchase Contracts are, and are to be, executed and delivered.

Each Purchase Contract evidenced hereby obligates the Company to deliver to the Holder of this Purchase Contract, on the Mandatory Settlement Date, a number of shares of Common Stock equal to the Settlement Rate, unless such Purchase Contract settles prior to the Mandatory Settlement Date, in either case, pursuant to the terms of the Purchase Contract Agreement.

No fractional shares of Common Stock will be issued upon settlement of Purchase Contracts, as provided in Section 4.07 of the Purchase Contract Agreement.

The Purchase Contracts are issuable only in registered form and only in denominations of a single Purchase Contract and any integral multiple thereof. The transfer of any Purchase Contract will be registered and Purchase Contracts may be exchanged as provided in the Purchase Contract Agreement.

The Holder of this Purchase Contract, by its acceptance hereof, authorizes the Purchase Contract Agent to enter into and perform the Purchase Contract Agreement on its behalf as its attorney-in-fact and agrees to be bound by the terms and provisions thereof.

Subject to certain exceptions set forth in the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement may be amended with the consent of the Holders of a majority of the Purchase Contracts.

The Purchase Contracts, and any claim, controversy or dispute arising under or related to the Purchase Contracts, shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company, the Purchase Contract Agent and its Affiliates and any agent of the Company or the Purchase Contract Agent may treat the Person in whose name this Purchase Contract is registered as the owner of the Purchase Contracts evidenced hereby for the purpose of performance of the Purchase Contracts and for all other purposes whatsoever, whether or not any payments in respect thereof be overdue and notwithstanding any notice to the contrary, and neither the Company, the Purchase Contract Agent nor any such agent shall be affected by notice to the contrary.

The Purchase Contracts shall not, prior to the settlement thereof, entitle the Holder to any of the rights of a holder of Common Stock.

Each Purchase Contract (whether or not included in a tMEDS) is a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York on the date hereof.

In the case of any conflict between this Purchase Contract and the Purchase Contract Agreement, the provisions of the Purchase Contract Agreement shall control.

A copy of the Purchase Contract Agreement is available for inspection at the offices of the Purchase Contract Agent.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM:	as tenants in common
UNIF GIFT MIN ACT:		Custodian
	(cust)		(minor)

Under Uniform Gifts to Minors Act of

TENANT:	as tenants by the entireties

JT TEN:	as joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

(Please insert Social Security or Taxpayer I.D. or other Identifying Number of Assignee)

(Please Print or Type Name and Address Including Postal Zip Code of Assignee)

the within Purchase Contracts and all rights thereunder, hereby irrevocably constituting and appointing attorney                , to transfer said Purchase Contracts on the books of Thompson Creek Metals Company Inc. with full power of substitution in the premises.

Dated:	Signature

NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Purchase Contracts in every particular, without alteration or enlargement or any change whatsoever.

Signature Guarantee:

SETTLEMENT INSTRUCTIONS

The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon settlement on the Mandatory Settlement Date of the number of Purchase Contracts evidenced by this Purchase Contract be registered in the name of, and delivered, together with a check in payment for any fractional share, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature Signature Guarantee: (if assigned to another Person)

If shares are to be registered in the name of and delivered to a Person other than the Holder, please (i) print such Person’s name and address and (ii) provide a guarantee of your signature:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

ELECTION TO SETTLE EARLY

The undersigned Holder of this Purchase Contract hereby irrevocably exercises the option to effect Early Settlement in accordance with the Sections 4.04 or 4.05 of the Purchase Contract Agreement with respect to the Purchase Contracts evidenced by this Purchase Contract specified below. The undersigned Holder directs that a certificate for shares of Common Stock or other securities deliverable upon such Early Settlement be registered in the name of, and delivered, together with a check in payment for any fractional share and any Purchase Contract representing any Purchase Contracts evidenced hereby as to which Early Settlement is not effected, to the undersigned at the address indicated below unless a different name and address have been indicated below. The undersigned will pay any transfer or similar taxes payable in connection with the issuance of Common Stock or other securities to any Person other than the undersigned.

Dated:
Signature)

Signature Guarantee:

Number of Purchase Contracts evidenced hereby as to which Early Settlement is being elected:

If shares of Common Stock or Purchase Contracts are to be registered in the name of and delivered to a Person other than the Holder, please print such Person’s name and address:	REGISTERED HOLDER

Please print name and address of Registered Holder:

Name	Name

Address	Address

Social Security or other Taxpayer Identification Number, if any

SCHEDULE A

[INCLUDE IF A GLOBAL PURCHASE CONTRACT]

SCHEDULE OF INCREASES OR DECREASES IN THE PURCHASE CONTRACTS

The initial number of Purchase Contracts evidenced by this certificate is                . The following increases or decreases in this certificate have been made:

Date	Amount of increase in number of Purchase Contracts evidenced by the Global Purchase Contract	Amount of decrease in number of Purchase Contracts evidenced by the Global Purchase Contract	Number of Purchase Contracts evidenced by the Global Purchase Contract following such decrease or increase	Signature of authorized signatory of Security Registrar